Exhibit 10.1

EXHIBIT A TO THE SUPPORT AGREEMENT BETWEEN ATHENA AND AHS INDIA

AMENDED AND RESTATED SERVICES AGREEMENT
This Amended and Restated Services Agreement (this “Agreement”) is entered into as of August 8, 2017 (the “Amendment Effective Date”), by and between athenahealth, Inc., a Delaware corporation with a primary business address of 311 Arsenal Street, Watertown, Massachusetts 02472 USA (hereinafter referred to as “Athena”), and Access Healthcare Services USA, LLC, a Delaware limited liability company with a primary business address of 8235 Douglas Avenue, Suite 200, Dallas, Texas 75225 USA (“AHS USA”) (Athena and AHS USA each individually referred to as a “Party” and collectively referred to as the “Parties”).
WHEREAS, Access Healthcare Services Private Limited, a company registered under the Indian Companies Act with a primary business address of Kochar Technology Park, SP-31A Ambattur Industrial Estate, Chennai 600058, Tamil Nadu, India (“AHS India”), is the 100% owner of AHS USA, and AHS India caused Access Healthcare Services Manila, Inc., to be formed under the laws of the Philippines (“AHS Manila”, together with AHS India, the “AHS Operating Companies”, AHS USA and the AHS Operating Companies, collectively, the “AHS Entities”); provided, however, in the event any of the Services under any SOW(s) are to be performed by AHS USA, then AHS USA shall be considered an AHS Operating Company for purposes of such SOW(s);
WHEREAS, Athena and AHS India are parties to a certain Non-Disclosure Agreement dated as of September 5, 2012 (the “Existing NDA”);
WHEREAS, Athena, AHS USA and AHS India entered into a certain Pilot Services Agreement, effective as of November 19, 2012 (the “Pilot Agreement”), under which AHS India provided business process services to Athena on a trial basis for the purpose of Athena’s evaluation of the potential for entry into a longer-term definitive agreement between the parties thereto; and
WHEREAS, Athena and AHS USA entered into that certain Services Agreement (the “Original Services Agreement”) dated July 31, 2013 (“Effective Date”), which Original Services Agreement was attached as Exhibit A to the Support Agreement between Athena and AHS India dated July 31, 2013 (the “AHS India Support Agreement”), and Athena and AHS India are executing an amendment to such AHS India Support Agreement contemporaneously with the execution of this Amended and Restated Services Agreement;
WHEREAS, Athena and AHS Manila entered into that certain Support Agreement dated January 15, 2014 (the “AHS Manila Support Agreement”), and Athena and AHS Manila are executing an amendment to such AHS Manila Support Agreement contemporaneously with the execution of this Amended and Restated Services Agreement; and
WHEREAS, the Parties hereto now desire to amend the Original Services Agreement in its entirety as set forth herein and have the AHS Operating Companies provide the services set forth in the SOWs contained in Appendix A attached to the Original Services Agreement, together with the services set forth in additional SOWs executed by the Parties pursuant to the terms of this Agreement after the Amendment Effective Date (the “Services”) to Athena under the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:
1.Relationship of Agreements
As of the Effective Date, the Original Services Agreement superseded the Pilot Agreement in all respects, and the Pilot Agreement was terminated in all respects, including any provision that purports to survive such termination. In the case of any conflict between this Agreement and the Existing NDA, the

**CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

terms of this Agreement shall control, and, regardless of any provision hereof to the contrary, the conflicting terms from such agreement shall not be considered incorporated into this Agreement. There are no other prior or collateral understandings or agreements between the Parties other than those specifically described herein.
2.    Term and Termination
a.    Term. The term of this Agreement shall commence as of the Amendment Effective Date and will continue until the seventh (7th) anniversary thereof, renewing automatically for successive two (2) year periods unless either Party provides prior written notice of its intent not to renew at least six (6) months prior to the expiration of the then-current term.
b.    Definition. For purposes of this Agreement, “Change of Control” means any event or series of events after the Amendment Effective Date by which (i) any individual or entity (or multiple individuals or entities acting in concert) becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the equity securities entitled to vote for members of the governing body of AHS India on a fully-diluted basis (taking into account all such securities that such persons or entities have the right to acquire pursuant to any option right); or (ii) any individual or entity (or multiple individuals or entities acting in concert) acquires the power to exercise, directly or indirectly, a controlling influence over the management or policies of AHS India, or control over the equity securities entitled to vote for members of the governing body of any of AHS India on a fully-diluted basis (taking into account all such securities that such persons or entities have the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities.
c.    Termination for Cause by Athena.
a.Breach of Agreement. Athena may terminate this Agreement and/or any SOW upon written notice to AHS USA if:
(A)    AHS USA materially breaches Section 8 (Compliance with Laws), Section 10 (Non-Solicitation, Non-Compete), Section 11(b) (HIPAA), Section 13 (Intellectual Property), or Section 14 (athenaNet Access and Use) of this Agreement and does not cure such breach or default within thirty (30) days after receiving written notice from Athena to AHS USA specifying the breach or default (provided that if the nature of any breach is such that a complete cure would be impossible within such thirty (30) day period in the AHS Entities’ reasonable judgment, and if the AHS Entities have made commercially reasonable and good faith efforts to cure such breach, then the cure period shall be extended for an additional thirty days (resulting in a total of sixty (60) days from the date of notice for the cure));
(B)    AHS USA materially breaches any of the other provisions of this Agreement not addressed in clause (A) above or clause (C) or (D) below and does not cure such breach or default within sixty (60) days after receiving written notice from Athena to AHS USA specifying the breach or default;
(C)    AHS USA materially breaches the obligations or conditions in Section 12 (Confidentiality), such termination will be immediate upon AHS USA’s receipt of written notice from Athena specifying the breach; or
(D)    any of the AHS Entities commits any material act of dishonesty, gross negligence or willful misconduct in material performance of this Agreement.
Upon termination of this Agreement pursuant to this Section 2(c)(i), Athena shall have the right to exercise the Buyout Option (as defined in Appendix E).

b.Breach of SOW. With respect to each SOW, except as expressly provided in such SOW, Athena may terminate such SOW upon written notice to AHS USA if AHS USA materially breaches any provision of such SOW and does not cure such breach or default within sixty (60) days after receiving written notice from Athena to AHS USA specifying the breach or default.
d.    Termination by Athena for Insolvency of AHS Entities. Subject to applicable laws, Athena may terminate this Agreement and/or any SOW upon written notice to AHS USA if any of the AHS Entities makes any assignment for the benefit of creditors, is insolvent, or is unable to pay its debts as they mature in the ordinary course of business; or any of the AHS Entities has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership, or dissolution (and if involuntary, the proceeding is not dismissed within sixty (60) days). Upon termination of this Agreement pursuant to this Section 2(d), Athena shall have the right to exercise the Buyout Option (as defined in Appendix E).
e.    Termination by Athena for Change in Control. Athena may terminate this Agreement and/or any SOW upon written notice to AHS USA if a Change of Control occurs and the amounts paid by Athena for the provision of the Services during the twelve (12) months preceding such Change in Control constituted more than forty-five percent (45%) of the total revenue of the AHS Entities during that period. Upon termination of this Agreement pursuant to this Section 2(e), Athena shall have the right to exercise the Buyout Option (as defined in Appendix E).
f.    Termination for Cause by AHS USA.
a.Breach of Agreement. AHS USA may terminate this Agreement and/or any SOW upon written notice to Athena, if:
(A)    Athena materially breaches Section 13 (Intellectual Property) of this Agreement and does not cure such breach or default within fifteen (15) days after receiving written notice from AHS USA specifying the breach or default;
(B)    Athena materially breaches any of the other provisions of this Agreement not addressed in clause (A) above or clause (C) or (D) below (excluding Athena’s payment obligations which are governed by Section 2(f)(ii)(A) below) and does not cure such breach or default within sixty (60) days after receiving written notice from AHS USA specifying the breach or default;
(C)    Athena materially breaches the obligations or conditions in Section 12 (Confidentiality), such termination will be immediate upon Athena’s receipt of written notice from AHS USA specifying the breach; or
(D)    Athena commits any material act of dishonesty, gross negligence or willful misconduct in material performance of this Agreement.

b.Breach of SOW. With respect to each SOW, except as expressly provided in such SOW, AHS USA may terminate such SOW upon written notice to Athena if:

a.Athena breaches its payment obligations under such SOW and does not cure such breach within ten (10) days after receiving written notice from AHS USA specifying the breach; or

b.Athena materially breaches any other provision of such SOW and does not cure such breach or default within sixty (60) days after receiving written notice from AHS USA specifying the breach or default.

g.    Termination by AHS USA for Insolvency of Athena. AHS USA may terminate this Agreement and/or any SOW upon written notice to Athena, if Athena makes any assignment for the benefit of creditors, is insolvent, or is unable to pay its debts as they mature in the ordinary course of business, or has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership, or dissolution (and if involuntary, the proceeding is not dismissed within sixty (60) days).
h.    Services. Upon the termination of this Agreement, the AHS Operating Companies will immediately cease providing the Services under all SOWs and, upon termination of an individual SOW, the AHS Operating Companies will immediately cease providing the Services under the applicable SOW, except as provided in Section 2(i) below to the extent Termination Assistance Services consist of a continuation of some or all of the Services during all or part of the Termination Assistance Period.
i.    Termination Assistance Services. Unless AHS USA has terminated this Agreement or one or more SOW(s) under Section 2(f) or Section 2(g) above, the AHS Operating Companies will provide assistance to Athena in connection with the transition of the Services that are the subject of such termination or expiration (the “Ceased Services”) to Athena or a third party in accordance with Appendix D, Termination Assistance Services (“Termination Assistance Services”); provided, however, that without AHS USA’s prior written consent such Termination Assistance Services will in no event be required beyond six (6) months following the termination date or expiration date (the “Termination Assistance Period”). Athena will pay AHS USA its fees for such Termination Assistance Services, which fees will be consistent with those fees usually and customarily charged by the AHS Entities to their customers for similar services, and for those services for which there are no established rates, the rate would be a commercially reasonable rate, together with any out-of-pocket costs and expenses reasonably incurred by the AHS Entities in connection with such services; provided, however, if any of the Termination Assistance Services consist of a continuation of any of the Ceased Services being provided under SOW(s) just prior to such termination, the Fees set forth in each such SOW will apply to such Termination Assistance Services. If Athena requires that the Ceased Services be transitioned to a third party, as a pre-condition to such assistance, Athena will ensure that such third party signs a confidentiality agreement with the AHS Entities that requires such third party to protect the AHS Entities’ confidential information with confidentiality terms no less stringent than those set forth herein. In no event will the Termination Assistance provided by the AHS Operating Companies to transition the Ceased Services to a third party include any license to the AHS Entities’ Property (as defined in Section 13(a)).
j.    Survival. The provisions of this Section 2, Sections 4 through 7, Section 9, Sections 10(a) and 10(b), Section 12, Section 13, Sections 16 through 17, and Appendix C shall survive the termination of this Agreement, pursuant to the terms of such Sections.
3.    The Services
a.    Generally. The AHS Operating Companies shall (i) perform the Services in a professional and workmanlike manner, and (ii) with respect to each SOW, perform the Services described in such SOW in the locations and at the Service Levels and Quality Standards specified in such SOW. Except as expressly agreed upon by the Parties in a particular SOW with respect to such SOW, the AHS Entities shall not, absent the prior written consent of Athena, subcontract any portion of the Services, provided that Athena shall not unreasonably withhold consent for certain IT and technology development services provided by affiliates of the AHS Entities or entities that are affiliates of any family member of Anurag Jain, if the entities providing such services comply with such requirements as may be reasonably requested by Athena. AHS Entities shall be solely responsible for the acts and omissions of any permitted subcontractor during the performance of its obligations hereunder, and shall not be relieved from any such obligations due to its use of a subcontractor. Athena shall, at its cost and in a timely manner, provide the information or materials and perform the actions required of it under each SOW. The failure of any of the AHS Entities to perform its obligations under this Agreement shall be excused if and to the extent that its non-performance is caused by Athena’s failure to perform its obligations under this Agreement or by circumstances beyond the reasonable control of the AHS Entities. Any change to the scope of the

Services in a particular SOW may only be effectuated as an amendment to such SOW, executed in writing by the Parties as described in Section 3(b) below.
b.    Statements of Work; Change Requests. Prior to the implementation of any new service or process to be included in the Services, the Parties hereto shall develop a mutually acceptable additional SOW in a form similar to that for each of the SOWs set forth in Appendix A to the Original Services Agreement, which such additional SOW shall be deemed to be included in and considered part of this Agreement once executed by the Parties, and such additional SOW shall include the following:
i.    Scope of Services description;
ii.    Basic employee skill profile;
iii.    Projected volumes (if applicable);
iv.    Delivery location;
v.    Unit of Work;
vi.    Price per Unit of Work;
vii.    Productivity parameters (if applicable), including ramp-time for new hires;
viii.    Quality Standards (if applicable); and
ix.    Service Levels (e.g., Turn-around-time requirements) (if applicable).
The Parties may agree in writing to any changes to the Services in a SOW, including, without limitation, any revisions to an SOW, or to correct or update an assumption contained in an SOW that is inaccurate or has become inaccurate (a “Change Request”). Each Party may accept or reject in its sole discretion any proposed Change Request submitted by the other Party. Within ten (10) business days of receipt of each such proposed Change Request from the other Party, the receiving Party will give written notice to the other Party about what impact, if any, the proposed Change Request would have on each Party’s obligations under an SOW, including any changes in cost, if any, to Athena; the schedule associated with implementing the proposed Change Request; and any other consequential changes. If a Party elects to implement the proposed Change Request in accordance with the details in the notice from the other Party, the Parties hereto shall use commercially reasonable efforts to enter into a mutually acceptable written amendment to the applicable SOW(s), within fifteen (15) business days of such election to effect the proposed Change Request; no Change Request will alter the terms and conditions of this Agreement, except as expressly provided in amendment(s) to particular SOW(s) executed by an authorized representative of each Party. No Change Request will have any contractually binding effect until such Change Request has been memorialized in a written amendment to the applicable SOW(s) executed by an authorized representative of each Party.
c.    Contribution of Resources
i.    Athena shall dedicate such personnel resources to the relationship as may be reasonably necessary for the performance of its and AHS USA’s obligations under this Agreement.
ii.    Throughout the term of this Agreement, Athena shall have the right, at its expense, to have one or more of its employees on site at each facility at which the Services are provided, provided that such employees must comply with any of the AHS Entities’ security or other requirements while they are at the facility and Athena will be responsible for obtaining any legal or regulatory approvals for having such employee on site. Each of the AHS Entities shall provide work space, materials, information, and other resources reasonably necessary for such employees to perform their duties and shall reasonably cooperate with the visa process and any other aspects of secondment for such employees.
d.    Transition Period
i.    “Transition Period” means the period starting on the Effective Date and ending October 31, 2014.
ii.    After the Transition Period, the amount of service provided to Athena (measured by the revenue recorded) during any calendar year may not decrease by more than thirty-three percent (33%) from the previous calendar year’s volume, excluding the volume under any SOW that is terminated at any point following the beginning of that previous calendar year for the failure to meet the Quality Standards and/or Service Levels as described in such SOW.
e.    Dedicated Services
i.    Once and for so long as [___]** or more FTEs are working on Athena’s account in India, except as agreed upon by the Parties with respect to specific locations of each AHS Operating Company, each of the AHS Operating Companies will segregate Athena workflows and employees working on Athena’s account from their operations servicing other clients in a separate secured area to which only employees providing the Services to Athena have access; provided, however, (A) AHS Management and Administrative Personnel (defined below in clause (ii)), and (B) operations managers at any of the AHS Entities who work on the Athena account, but do not actually perform Services (“AHS Operations Managers”), will not be required to work exclusively in such separate secured area(s). Other than AHS Management and Administrative Personnel (defined below in clause (ii)) and AHS Operations Managers who are not dedicated to the Athena account, the AHS Entities shall employ measures to ensure that (1) employees never have access to computer screens or content with respect to both the Services and services provided to other clients of any of the AHS Entities; and (2) that employees of the AHS Entities who are not working on Athena’s account are prevented from accessing or using any of Athena’s Confidential Information.
ii.    Personnel of the AHS Operating Companies dedicated to working on Athena’s account shall not provide services to any other client of the AHS Entities during the period that such personnel are dedicated to working on Athena’s account. For the avoidance of doubt, members of management of, and administrators at, any of the AHS Entities who provide managerial or administrative services, directly or indirectly, to clients of the AHS Entities generally (“AHS Management and Administrative Personnel”), including Athena, shall not be considered “dedicated to working on Athena’s account” and will not be prevented from accessing or using Athena’s Confidential Information to the extent required for such employees to provide the Services.
iii.    Subject to compliance with applicable law, Athena may place its hardware at the AHS Entities’ facilities to help support production speed; the AHS Entities shall be responsible for the safety and security of such hardware. Athena shall be responsible for the costs directly associated with placing its hardware at the AHS Entities’ facilities, including maintenance, transportation, customs, and any other government levies and for obtaining any licenses or approvals from the applicable government or regulatory authority.
iv.    Starting in 2015 and continuing throughout the term of this Agreement, the Parties hereto will explore Athena’s leasing of space in the facility or office park in which AHS India provides services to Athena and the possibility of collaborative work on Athena’s business.
f.    Reserved.
g.    Business Process Transformation. Throughout the term of this Agreement, each Party hereto shall make good faith efforts to commit reasonable time and resources toward improving the efficiency and quality of the Parties’ coordinated workflows involved in the provision of the Services, allocating to this effort at least one full-time employee with sufficient skills and experience to accomplish the mutually agreed process improvement goals. If they have not done so already, the Parties hereto shall, within sixty (60) days following the Amendment Effective Date, establish a common methodology that they will use to achieve mutually agreed workflow efficiency and quality improvements. Any savings realized from such initiatives would be shared on a mutually agreeable basis by the Parties. Athena will use good faith efforts to develop with the AHS Entities hospital revenue cycle and payor-related business.
h.    Relationship Management
i.    Relationship Managers. Each Party hereto shall appoint an individual relationship manager to serve as the primary point of contact for all issues concerning the relationship between the Parties (“Relationship Manager”). Each Relationship Manager will be reasonably available to discuss matters of mutual concern with the other Party at the request of such other Party. All Relationship Managers will have direct access to the top executives at their respective organizations to resolve issues promptly. Each Party hereto may change its appointed Relationship Manager at any time by giving written notice to the other Party. The Relationship Managers shall meet, or conduct a telephone conference, at least weekly, to clarify and mutually resolve matters arising under this Agreement.

ii.    Information Flow. To inform Athena regarding the business process improvements contemplated in Section 3(g) above, AHS USA shall provide the following information to Athena: (A) a quarterly report of the financial performance of the AHS Operating Companies’ operations dedicated to Athena, which shall include the units of the Services provided, calculation of the degree to which the AHS Operating Companies met Service Levels and Quality Standards set forth in the SOWs, and a list of salary ranges for each job title of employees of the AHS Entities who provide the Services, together with such additional information as the Parties hereto may agree is relevant; (B) as soon as practical after the Amendment Effective Date and each anniversary thereof, a list of all employees of the AHS Entities working on Athena’s account, together with their job titles; (C) monthly and quarterly business reviews that cover the production of each team under each SOW; hiring, training, and attrition metrics for each of the AHS Operating Companies; and such other capacity and utilization metrics as may be reasonably requested by Athena; and (D) where applicable under a SOW, monthly forecasts of productivity for each type of Service identified in such SOW, along with a calculation of the accuracy of the most recent forecast, all as described in such SOW.

i.    Exclusive Services. During the term of the Agreement, the AHS Operating Companies will be the exclusive business process outsourcing (“BPO”) partner for Athena outside of the United States for the categories of Services which were being provided to Athena by the AHS Operating Companies as of [___]** (“Exclusive Services”). For each SOW under which the AHS Operating Companies provide Services that are Exclusive Services, the Parties will designate such Services as Exclusive Services in such SOW; provided, however, if the effective date of such SOW is before or on [___]**, then all of the Services under such SOW will be deemed designated as Exclusive Services, except for any Services in such SOW for which the services commencement date is later than [___]**. The designation, or deemed designation, of Services as Exclusive Services under each such SOW are subject to the agreed upon provisions described in each respective SOW, regarding (i) the termination of such Exclusive Services (ii) the suspension of such Exclusive Services; or (iii) the removal of the designation of such Services as Exclusive Services, in each case, based on the applicable AHS Operating Companies failure to meet the Quality Standards and/or Service Levels in the timeframes set forth in such SOW with respect to such Exclusive Services.
j.    The Parties shall work in good faith to disperse performance of the Services across offices of the AHS Operating Companies.
4.    Buyout Option
a.    The Parties agree to be bound by the provisions set forth in Appendix E, Buyout Option.

5.    Representations, Warranties, and Covenants of AHS USA. AHS USA represents and warrants to Athena that:
a.    None of the AHS Entities or any of their respective employees or agents: (i) has been convicted of a federal health care crime; (ii) has been excluded from participation in any federal health care programs; or (iii) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion, and they will notify Athena immediately if any of the foregoing occur.
b.    During the term of this Agreement, the AHS Entities will implement and maintain a compliance program intended to conform in material respects with the guidelines set forth in the U.S. Sentencing Guidelines and the Office of Inspector General’s Compliance Program Guide for Third Party Medical Billing Companies. Upon request, the AHS Entities will provide a copy of the compliance plan for such program to Athena, on condition that such plan is treated as Confidential Information.
c.    On a continuing basis throughout the term of this Agreement, the AHS Entities shall not knowingly or as a result of gross negligence permit any media, data, or software provided by any of them to Athena to contain any code, virus, or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment, or data. AHS USA shall promptly notify Athena of the discovery of any such code, virus, or mechanism.
d.    On a continuing basis throughout the term of this Agreement, that no software provided by the AHS Entities to Athena or used by any of the AHS Entities with respect to performance of the Services (other than software provided by Athena to any of the AHS Entities) violates any applicable law or regulation of the United States or any of its states or any of the laws of India, the Philippines, or any other country in which the Services are provided, or any of their states or political subdivisions, regarding export or import of software, technology, or encrypted data, and that all necessary governmental permits, licenses, and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.
e.    On a continuing basis throughout the term of this Agreement, that the encryption software used by the AHS Entities in connection with the Services complies substantially with the encryption requirements set forth in HCFA Internet Security Policy issued November 24, 1998, as it may be amended or updated from time to time, and provides encryption protection equal to or exceeding 128-bit encryption.
f.    It has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement has been duly authorized by it; and all approvals, authorizations, and consents of any governmental or regulatory authority required in order for it to enter into and perform its obligations under this Agreement have been obtained or granted.
g.    The AHS Entities have not materially breached the Existing NDA.
6.    Representations, Warranties, and Covenants of Athena. Athena represents and warrants to AHS USA that:
a.    Neither Athena, nor any of their respective employees or agents: (i) has been convicted of a federal health care crime; (ii) has been excluded from participation in any federal health care programs; or (iii) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion, and it will notify AHS USA immediately if any of the foregoing occur.
b.    During the term of this Agreement, it will implement and maintain a compliance program intended to conform in material respects with the guidelines set forth in the U.S. Sentencing Guidelines and the Office of Inspector General’s Compliance Program Guide for Third Party Medical Billing

Companies. Upon request, it will provide a copy of the compliance plan for such program to AHS USA, on condition that such plan is treated as Confidential Information.
c.    On a continuing basis throughout the term of this Agreement, it shall not knowingly or as a result of gross negligence permit any media, data, or software it provides to any of the AHS Entities to contain any code, virus, or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to any of the AHS Entities’ systems, equipment, or data. It shall promptly notify AHS USA of its discovery of any such code, virus, or mechanism.
d.    On a continuing basis throughout the term of this Agreement, that no software provided by it to any of the AHS Entities violates any applicable law or regulation of the United States or any of its states regarding export or import of software, technology, or encrypted data, and that all necessary governmental permits, licenses, and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.
e.    On a continuing basis throughout the term of this Agreement, that the encryption software used by Athena in connection with the Services complies substantially with the encryption requirements set forth in HCFA Internet Security Policy issued November 24, 1998, as it may be amended or updated from time to time, and provides encryption protection equal to or exceeding 128 bit encryption.
f.    It has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement has been duly authorized by it; and all approvals, authorizations, and consents of any governmental or regulatory authority required in order for it to enter into and perform its obligations under this Agreement have been obtained or granted.
g.    Athena has not materially breached the Existing NDA.
7.    Disclaimer
OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE SERVICES, THE AHS ENTITIES’ PROPERTY, THE ATHENA PROPERTY, THE WORK PRODUCT, ATHENA SYSTEMS, OR THE LICENSED IP. EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. NO PARTY’S AGENT OR EMPLOYEE IS AUTHORIZED TO MAKE ANY EXPANSION, MODIFICATION, OR ADDITION TO THIS LIMITATION AND EXCLUSION OF WARRANTIES IN THIS AGREEMENT.
8.    Compliance with Laws & Background Checks
a.    Each Party hereto shall comply with all applicable laws, rules, and regulations in its performance of this Agreement. Each Party will, at its own expense, cooperate with, and provide any necessary information to, the other Party to the extent reasonably required for such compliance.
b.    The Parties will promptly negotiate in good faith to amend this Agreement as necessary so as to incorporate any legally required contractual provisions and to allocate fairly between them the costs and burdens, if any, associated with performance of any such specific, legally required contractual provisions beyond those set forth herein or otherwise existing as of the Effective Date.
c.    Compliance with New York Law
i.    To the extent that in connection with this Agreement each Party hereto receives or has access to health information sourced from or provided by the State of New York or any agency thereof, it agrees to comply with the following New York State AIDS/HIV Related Confidentiality Restrictions Notice:
“This information has been disclosed to you from confidential records, which are protected by state law. State law prohibits you from making any further disclosure of this information without the specific written consent of the person to whom it pertains, or as otherwise permitted by law. Any unauthorized further disclosure in violation of state law may result in a fine or jail sentence or both. A general authorization for the release of medical or other information is not sufficient authorization for further disclosure.”
ii.    Neither Party hereto shall disclose Medicaid Confidential Data (as defined under statues or regulations of the State or New York) without prior written approval of the New York State Department of Health Office of Medicaid Management.
iii.    To the extent that, in connection with the performance of this Agreement, a Party hereto receives or has access to eligibility data from Medicare or any Medicaid Program, that Party will restrict its access to such Medicaid and Medicare eligibility data to the sole purpose of verification of patient eligibility for Medicaid and Medicare benefits respectively where the patient has requested such payment for medical services.
d.    Compliance with International Worker Protection Laws. Each of the AHS Operating Companies will comply with employee and workplace laws, regulations, and requirements in the countries in which it provides the Services and will provide to Athena, upon Athena’s reasonable request from time to time, appropriate written assurances regarding the specific compliance steps and measures that such AHS Operating Company has taken.
e.    Compliance with Anti-Bribery and Anti-Corruption Laws. Each Party hereto shall comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) and applicable anti-corruption and anti-money laundering laws, as well as laws governing bribery, lobbying, gifts, payments to public officials, and political campaign contribution laws.
f.    Background Checks. Prior to any AHS Operating Companies’ personnel performing any Services hereunder, AHS Entities shall at its sole cost and expense, conduct the following background checks on such AHS Operating Companies personnel:
i.    Background Checks for Personnel in the U.S. AHS USA will perform, or have performed, the following background checks for any personnel of AHS USA who will perform any Services:

A.    SSN Verification;
B.    I-9 Employment eligibility verification;
C.    Sex Offender Search;
D.    Global Watchlist Search;
E.    National Criminal Search;
F.    County Criminal Search (Local county only);
G.    10 panel drug screen test; and
H.    Database checks against the Office of Inspector General (“OIG”) exclusions database.

ii.    Background Checks for Personnel in India. AHS USA will perform, or have performed, the following background checks for personnel of AHS India who will perform Services:

A.    education documents verification;

B.    Address and ID proof;
C.    Pan Card and Adhaar card number (Government recognized proof);
D.    Previous employment proof (Pay slip, relieving letters, etc.,); and
E.    Database checks against the OIG exclusions database.
iii.    Background Checks for Personnel in the Philippines. AHS USA will perform, or have performed, the following background checks for personnel of AHS Manila who will perform Services:

A.    National Bureau of Investigation (NBI) Clearance (a police verification certificate that is obtained by personnel); and
B.    Database checks against the OIG exclusions database.

9.    Pricing and Payment
Athena shall pay to AHS USA the fees for the Services at the rates set forth in each SOW (“Fees”). AHS USA shall invoice Athena for the Services provided each month by the 10th of the following month. Athena shall remit payment to AHS USA for all invoiced amounts not subject to reasonable dispute by wire transfer to a bank account designated by AHS USA within thirty (30) days after Athena’s receipt of such invoice. If Athena does not cure any failure to pay invoiced amounts on a timely basis within ten (10) days after notice from AHS USA of such failure, any unpaid balance will bear interest at 1.5% per month or, if less, the maximum rate allowed by law. In case Athena disputes in good faith all or any part of the invoice amount, then the same shall be communicated by Athena to AHS USA within seven (7) days from the date of receipt of invoice from AHS USA. The Parties shall mutually discuss and cooperate with each other to resolve the dispute relating to the invoice and, in case the Parties are not able to come to a resolution, then the same shall be referred to a dispute resolution mechanism in Section 17; provided, however, that Athena hereby agrees to pay the entire undisputed invoice amount within the said payment period. All Fees paid hereunder are non-refundable. Athena shall make all payments due hereunder without any right of set-off or chargeback. Within fifteen (15) days after any expiration or termination of this Agreement or any SOW, Athena will pay to AHS USA any unpaid and undisputed Fees due for the Services performed and other applicable charges, taxes, costs, and expenses to the effective date of termination or expiration, and AHS USA will credit (or pay in the event of a credit that cannot be applied) any unapplied credits properly due with respect to the Services performed to the date of termination or expiration, all as per the terms of the applicable SOW. Athena shall pay all taxes, including sales and use tax, but excluding any tax based upon the net income of the AHS Entities if imposed by any government as a result of payments made to AHS USA under this Agreement.
10.    Non-Solicitation; Non-Compete
a.    From the Amendment Effective Date until the first anniversary of the termination or expiration of this Agreement, neither Party nor its Affiliates successors or assigns, shall, either directly or indirectly, solicit, recruit, retain, or hire (whether as an employee, consultant, or otherwise) any individual employed by the other Party or its Affiliates without such Party’s prior written consent. During the one-year period after the termination or expiration of this Agreement, nothing in this section shall prohibit a Party or its Affiliates successors or assigns from (i) engaging in general solicitation efforts not targeted at the other Party or its Affiliates, such as, by way of example only, newspaper advertisements, Internet postings, or job fair events, or (ii) hiring any employee of the other Party or its Affiliates who responds to any such general solicitation efforts. For the avoidance of doubt, this Section 10(a) shall not apply to either Party at the later of (i) such date that Athena ultimately consummates the acquisition of the Purchased Assets as provided in Appendix E or (ii) such date that AHS Entities are no longer providing Termination Assistance Services under the Agreement or Transition Services under the TSA as contemplated by Appendix E .
i.    Without limiting Section 3(i) with respect to Exclusive Services, in the event that Athena or its Affiliates contracts with a third party vendor to perform Services that the AHS Operating

Companies performed or are performing (“Alternative Vendor”), Athena shall include a provision in its agreement with such Alternative Vendor prohibiting the Alternative Vendor from, directly or indirectly, soliciting, recruiting, retaining, or hiring (whether as an employee, consultant, or otherwise) any individual employed by AHS Operating Companies or their Affiliates without the AHS Operating Companies’ prior written consent except in the following circumstances: (A) Athena has terminated the Agreement or an SOW as set forth in Section 2(c) or Section 2(d); provided, however, if Athena has terminated one or more SOWs and not the entire Agreement, such exception is limited to such individuals who performed Services under such terminated SOW(s); (B) with respect to Exclusive Services under each applicable SOW, in the event that (1) such Exclusive Services are terminated, or (2) the designation of such Services as Exclusive Services is removed, in each case, based on the applicable AHS Operating Companies failure to meet the Quality Standards and/or Service Levels as set forth in such SOW with respect to such Exclusive Services; provided, however, such exception is limited to such individuals who performed such Exclusive Services under such SOW; or (C) in the event Athena completes the acquisition of the Acquired Assets as defined and set forth in the Buyout Option, Appendix E.

A.    Nothing in Athena’s agreement with an Alternative Vendor shall prohibit such Alternative Vendor from (A) engaging in general solicitation efforts not targeted at the AHS Operating Companies or its Affiliates, such as, by way of example only, newspaper advertisements, Internet postings, or job fair events, or (B) hiring any employee of the AHS Operating Companies or their Affiliates who responds to any such general solicitation efforts.
b.    From the Effective Date until the first anniversary of the termination or expiration of this Agreement, none of the AHS Entities shall, either directly or indirectly, solicit or encourage any client of Athena, or any potential client of Athena which any of the AHS Entities had contact on behalf of Athena, to purchase or use items or services competitive with those of Athena.
c.    During the term of this Agreement, none of the individual founders of the AHS Entities will form another entity that is not performing Services for Athena and offers a Competitive Offering to other clients or offers products or services to any third party that offers a Competitive Offering. The foregoing will not preclude the founders from any investments in any entities where the founders do not have any involvement in the day-to-day operations of such entity. “Competitive Offering” means offering products and services that are similar in function to any offering of Athena to physician, payer or hospital practices (e.g., any medical billing, practice management, electronic health record, patient communication, medical referral, patient pre-registration, insurance pre-authorization, health care business informatics, population health management, or mobile medical informatics product or service). For the avoidance of doubt, the AHS Entities shall not be considered founders for the purposes of this Section 10 (c).
11.    HIPAA
a.    Generally. During the term of this Agreement, Athena will provide the AHS Operating Companies with access to “Protected Health Information,” as that term is defined under the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, as amended from time to time (collectively, “HIPAA”). Each of the AHS Operating Companies is therefore acting as a “Business Associate” (as defined under HIPAA) of Athena in the course of performing the Services. Athena and the AHS Operating Companies therefore agree to be bound by the Business Associate Terms and Conditions attached hereto as Appendix C. If AHS USA is not considered an AHS Operating Company, the other AHS Operating Companies shall not provide AHS USA with access to any PHI at any time on or after the Effective Date; provided, however, if AHS USA should gain access to any PHI, AHS USA shall immediately and automatically become bound by the terms set forth in Appendix C.

b.    Security Measures. Capitalized terms used in this Section, but not otherwise defined, shall have the same meaning as those terms in 45 CFR §§160 through 164 of HIPAA. In addition to and without diminishing its other obligations under this Agreement with respect to privacy, security, and confidentiality, the AHS Operating Companies will:
i.    implement appropriate authentication and access controls to safeguard PHI consistent with the requirements of HIPAA;
ii.    use appropriate encryption when it transmits PHI electronically;
iii.    not store PHI beyond periods necessary to perform work under this Agreement and to conduct reasonable troubleshooting and quality control checking in connection with performance of such work;
iv.    maintain a formal program to comply with privacy and security requirements, including written policies;
v.    maintain a full-time privacy officer;
vi.    not perform or allow performance of any work under this Agreement other than on the AHS Operating Companies’ premises and ensure that such facilities are guarded at all times and access to them is controlled by key cards and posted guards or similar protection;
vii.    restrict entry into work processing areas by proximity cards or similar protection; and
viii.    restrict employee access to the Internet, e-mail, and removable media (including, without limitation, smart cards, USB devices, floppy disks, CDs, DVDs, removable hard drives, and tapes) to deter removal of PHI from the AHS Operating Companies’ premises.
12.    Confidentiality
a.    Definition. Subject to Section 12(b) below, “Confidential Information” means any and all information pertaining to the business, products, services, or technology of a Party hereto or its Affiliates, or any third party on whose behalf that Party or its Affiliates holds such information in confidence, that is disclosed by that Party (the “Disclosing Party”) or its Affiliates or their respective agents or employees to the other Party (the “Recipient”) or its Affiliates or their respective agents or employees, and (i) is identified as Confidential Information under any provision of this Agreement; (ii) is clearly labeled or otherwise identified in writing as confidential; (iii) is identified orally as confidential at the time of disclosure with written confirmation within fifteen (15) days thereafter; or (iv) would be apparent to a reasonable person, familiar with the Disclosing Party’s business and the industry in which it operates, to be of a confidential or proprietary nature the maintenance of which is important to the Disclosing Party. Confidential Information shall include, but not be limited to, information considered “Confidential Information” under either the Existing NDA or the Pilot Agreement, financial information, business plans, marketing strategies, research and development activities, trade secrets, computer programs and codes, software design, network topology and security measures, claims processing rules and procedures, data relating to customers and customer transactions, pricing information, the terms of this Agreement (except to the extent that such terms must be disclosed by Athena or the AHS Entities in a filing with the Securities and Exchange Commission of the United States or similar entity in another jurisdiction), and information relating to the discussion or negotiation of any agreement or other relationship between the Parties hereto or their respective Affiliates.
b.    Exceptions. Unless contrary to applicable law, regardless of any other provision of this Agreement to the contrary, Confidential Information shall not include any information that (i) is or becomes publicly available (other than through unauthorized disclosure by the Recipient or any of its Affiliates or their respective agents, or employees), (ii) is shown by written record to have been in the possession of or known to the Recipient or any of its Affiliates or their respective agents, or employees prior to its disclosure hereunder, (iii) is shown by written record to have been independently developed by the Recipient or any of its Affiliates or their respective agents, or employees without access to or use of the Confidential Information of the Disclosing Party, or (iv) is shown by written record to have been made available without restriction to the Recipient or any of its Affiliates or their respective agents, or employees by any person other than the Disclosing Party or any of its Affiliates or their respective directors, officers, employees, attorneys, or other advisors without breach of any obligation of confidentiality of such other person.
c.    Use and Disclosure. From and after the Effective Date, the Recipient shall hold and maintain all Confidential Information in the strictest confidence, without disclosure to any third party absent the prior written consent of the Disclosing Party, and shall use such information solely for the purpose of performing the Recipient’s obligations under this Agreement. The Recipient shall use reasonable care to maintain the confidentiality of Confidential Information, provided that such care shall be at least as great as the precautions taken by the Recipient to protect its own confidential information. Regardless of any provision of this Agreement to the contrary, the Recipient may disclose Confidential Information (i) on a “need-to-know” basis to any of the Recipient’s (and in the case of AHS USA to the AHS Operating Companies and their) directors, officers, employees, and permitted contractors or subcontractors to the extent that the Recipient causes that individual to treat, hold, and maintain such Confidential Information in the strictest confidence and only use such Confidential Information for the purpose of performing the Recipient’s obligations under this Agreement and (ii) as required by law or any court or governmental order, if, to the extent legally permissible, the Recipient provides the Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek an appropriate protective order with respect thereto.
d.    Return. Following termination of this Agreement and upon the Disclosing Party’s request, the Recipient will promptly deliver to the Disclosing Party all materials containing or consisting of Confidential Information in the Recipient’s actual or constructive possession or control. At such time, the Recipient will also destroy any Confidential Information in an intangible format (e.g., electronic or magnetic) that is in its actual or constructive possession or control on equipment or media owned or controlled by Recipient. Despite any provision of this Agreement to the contrary, the Recipient may retain for its records a single copy of any correspondence between the Recipient and the Disclosing Party that contains Confidential Information, which correspondence will be kept strictly confidential by the Recipient.
e.    Ownership. All Confidential Information is and shall remain the property solely of the Disclosing Party or the third party that provided such information to the Disclosing Party, and the Recipient shall not obtain any right, title, or interest in or to any Confidential Information under this Agreement or by the performance of any obligations hereunder. The Recipient may not decompile, reverse engineer, or disassemble any portion of the Disclosing Party’s software, programs, or code.
f.    Remedies. The Recipient acknowledges and agrees that, due to the unique and highly sensitive nature of the Confidential Information and PHI, a breach of this Section 12 would cause irreparable harm to the Disclosing Party for which the Disclosing Party could not be adequately compensated by money damages. Accordingly, the Recipient agrees that, in addition to all other remedies available to the Disclosing Party in an action at law, in the event of any breach or threatened breach by the Recipient of the terms of this Section 12, the Disclosing Party shall, without the necessity of proving actual damages or posting any bond or other security, be entitled to injunctive relief, including, but not limited to, specific performance of the terms hereof.
13.    Intellectual Property
a.    AHS Entities’ Property. The AHS Entities will retain all rights, title and interest in and to each Service or deliverable, or portion thereof (except for the Work Product set forth in Section 13(c)), all business processes, data, databases, data formats and structures, software, documents, functionality, interfaces, procedures, programs, records, reports, rules, screens, statistics, and similar items and all intellectual property rights and other rights therein, that is or was (i) disclosed or provided or made available or accessible by the AHS Entities to Athena or obtained by Athena from any of the AHS Entities in connection with this Agreement; (ii) developed or owned by the AHS Entities prior to the Effective Date; (iii) conceived and reduced to practice by the AHS Entities entirely on the AHS Entities’ own time without using equipment, supplies, facilities, trade secrets or Confidential Information of Athena; (iv) licensed to the AHS Entities by a third party; or (v) generally applicable to the AHS Entities’ products and services and are not unique to the business of Athena, as well as any intellectual property rights and derivative works associated with any of the foregoing (collectively, the “AHS Entities’ Property”). No license is hereby granted to Athena in connection with AHS Entities’ Property, other than a non-exclusive, non-transferable, non-sublicensable, personal, revocable license to use AHS Entities’ Property for the performance of Athena’s obligations under this Agreement during the term of this Agreement and during the Termination Assistance Period, and Athena shall not use AHS Entities’ Property for any other purpose. Athena hereby irrevocably and exclusively assigns to the AHS Entities any and all right, title, and interest that Athena might have in or to any and all AHS Entities’ Property and shall use all reasonable efforts to assist the AHS Entities in obtaining and enforcing, anywhere in the world, all applicable intellectual property rights in any AHS Entities’ Property, in each case at the AHS Entities’ expense.
b.    Athena Property. All business processes, data, databases, data formats and structures, documents, functionality, interfaces, procedures, programs, records, reports, rules, screens, statistics, and similar items (i) disclosed or provided or made available or accessible by Athena to the AHS Entities or obtained by any of the AHS Entities from Athena in connection with this Agreement (including, but not limited to, data and databases provided by Athena (or Athena’s customers or its third party vendors) under this Agreement that have been processed or altered by any of the AHS Entities and the formats for such data); (ii) developed or owned by Athena prior to the Effective Date; (iii) conceived and reduced to practice by Athena without using Confidential Information of any of the AHS Entities; or (iv) licensed to Athena by a third party, as well as any intellectual property rights and derivative works associated with any of the foregoing (all of the foregoing, collectively, “Athena Property”) is and will at all times remain the property solely of Athena or Athena’s customers. No license is hereby granted to any of the AHS Entities in connection with Athena Property, other than a non-exclusive, non-transferable, non-sublicensable (except to permitted subcontractors performing Services), revocable license to use Athena Property for the performance of the AHS Entities’ obligations under this Agreement, and none of the AHS Entities shall use Athena Property for any other purpose or in violation of Section 14. Each of the AHS Entities hereby irrevocably and exclusively assigns to Athena any and all right, title, and interest that AHS Entity might have in or to any and all Athena Property and shall use all reasonable efforts to assist Athena in obtaining and enforcing, anywhere in the world, all applicable intellectual property rights in any Athena Property, in each case at Athena’s expense.
c.    AHS-Developed Property. Upon exercise of the Buyout Option or the termination of this Agreement, and upon Athena’s payment in full of any applicable Fees for the Work Product (as defined below) and subject to Sections 13(a) and 13(b), Athena shall own all right, title, and interest in and to the following to the extent that they are developed by the AHS Entities for Athena pursuant to an SOW: (i) any explanation of benefits data entry tool used to provide services to Athena, to be developed under an SOW, and (ii) any other tool or process that relates exclusively to the delivery of Services to Athena and is developed by or behalf of any of the AHS Entities pursuant to an SOW between Athena and any of the AHS Entities for such development, as well as any intellectual property rights and derivative works associated with any of the foregoing ((i) and (ii) collectively, “Work Product”). Each of the AHS Entities shall use all reasonable efforts to assist Athena in obtaining and enforcing, anywhere in the world, all such applicable intellectual property rights, in each case at Athena’s expense.
d.    License to AHS Property. Upon the consummation of the transactions as contemplated in the Buyout Option as set forth in Appendix E, any and all licenses granted to Athena with respect to AHS Entities’ Property shall be governed by the provisions of Appendix E, or license agreement mutually agreed by the Parties as described in Appendix E.

14.    AthenaNet Access and Use
a.    Definitions
i.    “athenaNet” means software applications, associated databases, and associated technology made available by Athena on an ASP basis that comprises Athena’s athenaNet® multi-user practice and clinical management system. athenaNet technology includes, without limitation, the screens, functions, and formats for organizing or presenting data and data made available by Athena as part of athenaNet and the manuals, specifications, instructions, and training provided by Athena in connection with athenaNet, whether written or otherwise.
ii.    “Other Systems” means other electronic systems or databases of Athena to which any of the AHS Operating Companies may need access rights for the performance of its obligations under this Agreement.
iii.    “Athena Systems” mean athenaNet and Other Systems, collectively.
b.    Access and Use. Each of the AHS Operating Companies shall comply with, and shall ensure that each of its users comply with, the following terms:
i.    It will access and use the Athena Systems only as required to perform its obligations under this Agreement, including, without limitation to enter data or modify data or to upload or download documents, and in compliance with all written policies and procedures that Athena may provide to the AHS Entities from time to time (including, without limitation, policies and procedures for administering role-based access levels and adding and removing users).
ii.    To the extent that, in order to provide the Services, it needs to use any software, hardware, equipment, or other technology that is licensed to Athena by a third party, it will access and use such technology only in compliance with such license. Athena shall provide the terms and restrictions of such license to the AHS Entities, secure for the AHS Operating Companies the right to access and use any such third-party system, and shall pay any fees, costs, and expenses associated with such access.
iii.    It will not knowingly, directly or indirectly, export or transmit (A) any software, application, access to any Athena Systems, or any related documentation or technical data or (B) any product, part, process, or service that is the direct product of any of the Services in or to any country to which such export or transmission is restricted by regulation or statute without the prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce or such other governmental entity as may have jurisdiction over such export or transmission. In addition, and without limitation of the foregoing, it will not knowingly, directly or indirectly, export or transmit any of the foregoing to any country other than as required to perform its obligations under this Agreement.
iv.    In accessing or using the Athena Systems, it will not (A) make such access or use in connection with provision of any services to any third party; (B) make such access or use other than through and by its own employees who are registered with Athena individually as authorized users thereof; (C) make such access or use other than by electronically secure means and methods approved in advance in writing by Athena and only by the use of unique and confidential Login IDs and passwords applied to each individual user; (D) resell, lease, encumber, sublicense, distribute, publish, transmit, or provide such access or use to any third party in any medium whatsoever; (E) make such access or use accessible on any public system or multiple computer or user arrangement or network to anyone except itself and Athena; (F) derive specifications from, reverse engineer, reverse compile, disassemble, or create derivative works based on Athena Systems applications; (G) copy data or screens from the Athena Systems, except on an occasional basis as necessary to perform its obligations under this Agreement; or (H) knowingly input or post through or to the Athena Systems any content that is illegal, threatening, harmful, lewd, offensive, or defamatory or that infringes the intellectual property rights, privacy rights, or rights of publicity of others or that contains any virus, worm, Trojan Horse, or other mechanism that could damage or impair the operation of the Athena Systems or grant unauthorized access thereto.
v.    It will not make or operate or permit operation of any copy of any elements of the Athena Systems, except as explicitly authorized by Athena in writing or as may be necessary for the provision of the Services. If and to the extent that it makes or operates any copy of the Athena Systems, such copy will belong exclusively to Athena and will be located only upon a server with a root password solely owned and controlled by Athena, and none of the AHS Entities will restrict or permit restriction of electronic or physical access of Athena to such server.
vi.    In accessing or using the Athena Systems, it will not order, review, access, or use any data in excess of that reasonably necessary for it to perform its obligations under this Agreement.
vii.    It will limit access to and use of the Athena Systems by its personnel to secure levels agreed to by Athena. Each of the AHS Operating Companies is responsible for the actions of individuals to which it grants access to the Athena Systems. If any of the AHS Entities or any of its employees discloses user credentials to an unauthorized person, the AHS Entities are validating the identity and authority of such person to act on its behalf as to any access or use of Athena Systems with such credentials and will be responsible for such access and use. Each of the AHS Entities will notify Athena immediately if it becomes aware of any unauthorized use of any Athena Systems username or password, or, where applicable, a user making more than three failed system log-on attempts during any given day, and will take reasonable steps with Athena to shut off access to the Athena Systems by the individual associated with such username or password.
c.    Facility Security. With respect to each facility owned or leased by or on behalf of an AHS Operating Company where it creates, receives, maintains, or transmits PHI on behalf of Athena, where applicable, such AHS Operating Company shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of PHI and Athena’s Confidential Information. Capitalized terms used in this Section, but not otherwise defined, shall have the same meaning as those terms in 45 CFR §§160 through 164 of HIPAA. Such safeguards shall include, without limitation:
i.    establishment and enforcement of appropriate clearance procedures and supervision to assure that its workforce follows the requirements of this Agreement consistent with the requirements of HIPAA;
ii.    immediate and effective termination of access to PHI and Athena Systems by any of its staff upon that person’s termination or reassignment;
iii.    training of its staff to assure that they comply with its obligations consistent with the requirements of HIPAA;
iv.    implementation of appropriate disposal and reuse procedures with respect to documents and equipment to protect PHI consistent with the requirements of HIPAA;
v.    implementation of appropriate authentication and access controls to safeguard PHI consistent with the requirements of HIPAA;
vi.    use of appropriate encryption when it transmits PHI electronically;
vii.    storage of PHI only for such periods as are necessary to perform work under this Agreement and to conduct reasonable troubleshooting and quality-control checking in connection with performance of such work;
viii.    maintenance of a formal program to comply with privacy and security requirements, including written policies;

ix.    maintenance of a full-time privacy officer for such facility;
x.    prevention of the performance of any of the Services other than on the AHS Operating Companies’ premises;
xi.    ensuring that such facility is guarded on a twenty-four (24) hour-per-day basis and access to such facility is controlled by key cards and posted guards or similar protection;
xii.    restriction of entry into work processing areas by proximity cards or similar protection;
xiii.    restriction of employee access to the Internet, e-mail, and removable media (including, without limitation, smart cards, USB devices, floppy disks, CDs, DVDs, removable hard drives, and tapes) to deter removal of PHI from the AHS Operating Companies’ premises; and
xiv.    active maintenance of the then-current business continuity and disaster recovery plan mutually agreed upon by AHS USA and Athena and documented in writing to restore operations and services within the timeframes specified in such business continuity and disaster recovery plan.
d.    Audit
i.    Each of the AHS Entities will keep accurate and appropriate business records pertaining to (A) the details of each transaction specified in the invoices billed by AHS USA to Athena to the extent necessary to substantiate the amounts billed; (B) the compliance program specified in Section 5(b); (C) the physical, administrative, and technical security controls and measures in respect of Confidential Information as specified in Section 11(b); (D) the security measures to be maintained as specified in this Section 14; and (E) access to and use of Athena Systems.
ii.    The AHS Entities shall, as soon as practicable following written request of Athena, but no more frequently than quarterly, provide copies of their records to Athena to the extent reasonably necessary to verify any reports provided by any of them, compliance with the security measures outlined in this Agreement, compliance with their other obligations under this Agreement, or any charge or payment amount. Athena shall bear the costs relating to each such records request.
iii.    Athena or its consultants may, upon reasonable advance written notice of no less than ten business days, conduct quarterly financial, operational, and security audits and assessments of the AHS Entities’ Athena-dedicated operations and any shared service functions that support Athena’s account, which audits may include the physical, administrative, and technical security measures in place at any facility at which Services are provided. Such audits will take place during regular business hours at the principal offices of the party being audited or at a mutually agreed location. All audits will be scheduled in such a manner as not to interfere unreasonably with the operations of the party that is subject to the audit. Athena shall bear the costs relating to each such audit.
iv.    The AHS Operating Companies will each obtain an SSAE-16 Service Organization Controls Report (“SOC 1”) no later than September 30, 2013, as well as such other reports and certifications as Athena may reasonably require from time to time, and shall actively maintain controls in the areas of information technology, security, and business operations sufficient to maintain a current SOC 1 Opinion regarding the sufficiency of the AHS Operating Companies’ controls and a current ISO 27001 certification or its equivalent.
15.    Insurance

AHS USA shall maintain the following insurance coverage throughout the remainder of the term of this Agreement. The insurance policies set forth below shall be maintained with companies which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key rating Guide. With respect to each policy described below, solely to the extent allowed in the future under any replacement policy, (i) Athena shall be named as an additional insured, (ii) such policy shall provide thirty days’ prior notice of cancellation to Athena, and (iii) upon Athena’s request, a copy of the certificate thereof shall be delivered to Athena. AHS USA shall use commercially reasonable efforts to obtain replacement policies as described in the immediately preceding sentence within one (1) year of the Amendment Effective Date.

a.    Commercial General Liability insurance in the amount of $[___]** per occurrence and $[___]** general aggregate.

b.    Commercial Automobile Liability insurance in the amount of $[___]** combined.

c.    Workers Compensation insurance as required by applicable statutes.

d.    Excess Liability/Umbrella Liability in the amount of $[___]** per occurrence and aggregate over primary coverages.

e.    Professional Liability insurance in the amount of $[___]**.

16.    Indemnification; Limitations
a.    Indemnification
i.    Indemnification by AHS USA. Subject to the limitations imposed by Section 16(c), AHS USA shall indemnify, defend, and hold harmless Athena, Athena’s Affiliates, and the respective directors, officers, managers, members, shareholders and employees of any of the foregoing (“Athena Indemnitees”) from and against any and all third party claims, suits, and proceedings and any related damages, liabilities, losses, costs, and expenses (including, but not limited to, reasonable attorneys’ fees) (all of the foregoing, collectively, “Claims”) to the extent that such Claims relate to or arise out of any of the AHS Entities’ (A) actions described under Section 16(a)(iv)1-5; (B) breach of Section 12, or Appendix C to, this Agreement; (C) violation of any applicable law or regulation that relate to the Services; (D) negligence or willful misconduct in the entry of incorrect data in any data field in athenaNet that results in bodily injury or death (to the extent not resulting from the acts or omissions of the Athena Indemnitees or any representative of the Athena Indemnitees); (E) failure to pay any taxes as and when due associated with any failure to fulfill the AHS Entities’ obligations as to taxes hereunder; or (F) the gross negligence or willful misconduct of any of the AHS Entities in the performance of the Services. AHS USA shall be relieved of any obligation to indemnify, defend, or hold the Athena Indemnitees harmless with respect to any such Claims to the extent they result from the acts or omissions of the Athena Indemnitees. “Affiliates” means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of more than fifty percent (50%) of the voting shares, by contract, or otherwise; but in any such case, such entity shall be deemed to be an Affiliate only so long as such Control exists.
ii.    IP Indemnification by AHS USA. Subject to the limitations imposed by Section 16(c), AHS USA shall indemnify, defend, and hold harmless the Athena Indemnitees from and against any and all Claims to the extent a Claim is based on Athena’s permitted use of the AHS Entities’ Property or Work Product under this Agreement constituting an infringement of a patent issued as of the Effective Date, trademark, trade name, trade secret, copyright, or other intellectual property right, and AHS USA will pay those damages and costs finally awarded against the Athena Indemnitees in any monetary settlement of such suit or action that are specifically attributable to such Claim. In the event that Athena’s use of the same is enjoined as a result of such a Claim, AHS USA shall, at its sole option and expense, either: (A) procure for Athena the rights necessary to continue using the AHS Entities’ Property or Work

Product; or (B) replace or modify the affected portion of the AHS Entities’ Property or Work Product so that it no longer infringes or misappropriates the third party’s rights, provided that such replaced or modified AHS Entities’ Property or Work Product maintains the same functionality. If AHS USA reasonably determines that neither of these options is commercially reasonable, AHS USA may terminate this Agreement and Athena’s further use of any infringing portion of the AHS Entities’ Property or Work Product and Athena will have no further payment obligations hereunder except with respect to accrued Fees. The indemnity set forth in this Section 16(ii) will be Athena’s sole and exclusive remedy and the AHS Entities’ entire liability and obligation for any Claim of infringement or misappropriation in connection with the subject matter of this Agreement The provisions of the foregoing indemnity will not apply with respect to any instances of alleged infringement based upon or arising out of (X) the AHS Entities’ compliance with Athena’s designs or specifications in the development of Work Product or (Y) the use by Athena of the AHS Entities’ Property or Work Product: (I) in any manner for which the AHS Entities’ Property or Work Product was not designed; (II) that has been modified by Athena or any third party; (III) in connection with or in combination with any product, device, or software that has not been supplied or approved by the AHS Entities; (IV) other than in compliance with this Agreement; or (V) in a manner that is not reasonably foreseeable.
iii.    Indemnification by Athena. Subject to the limitations imposed by Section 16(c), Athena shall indemnify, defend, and hold harmless each of the AHS Entities and their Affiliates and their respective directors, officers, managers, members, shareholders, principals, and employees (“AHS Entities Indemnitees”) from and against any and all Claims to the extent that such Claims relate to or arise out of (A) Athena’s actions under Sections 16(a)(ii)(X) or (Y); (B) Athena’s breach of Section 12 or Appendix C to, this Agreement; (C) acts or omissions of Athena or its representatives in the provision of data; (D) Athena’s violation of any applicable law or regulation; (E) business rules or instructions provided by Athena to the AHS Indemnitees under this Agreement or any actions duly taken by the AHS Entities in conformity with this Agreement, without error or defect by the AHS Entities and at the written request or instruction of Athena; (F) Athena’s provision of services to Athena's customers, including any malpractice claims and defects or deficiencies in the service or products provided by Athena to its customers (to the extent the same is not caused by an act or omission of the AHS Entities); (G) Athena’s failure to pay any taxes as and when due; or (H) Athena’s gross negligence or willful misconduct in connection with this Agreement. Athena shall be relieved of any obligation to indemnify, defend, or hold the AHS Entities Indemnitees harmless with respect to any such Claims to the extent they result from the acts or omissions of the AHS Entities Indemnitees.
iv.    IP Indemnification by Athena. Subject to the limitations imposed by Section 16(c), Athena shall indemnify, defend, and hold harmless the AHS Entities Indemnitees from and against any and all Claims, to the extent a Claim is based on the AHS Entities Indemnitees permitted use of the Athena Property under this Agreement constituting an infringement of a patent issued as of the Effective Date, trademark, trade name, trade secret, copyright, or other intellectual property right, and Athena will pay those damages and costs finally awarded against the AHS Entities Indemnitees in any monetary settlement of such suit or action that are specifically attributable to such Claim. In the event that AHS Entities Indemnitees’ use of the same is enjoined as a result of such a Claim, Athena shall, at its sole option and expense, either: (A) procure for the AHS Entities Indemnitees the rights necessary to continue using the Athena Property; or (B) replace or modify the affected portion of the Athena Property so that it no longer infringes or misappropriates the third party’s rights, provided that such replaced or modified Athena Property maintains the same functionality. If Athena, in its reasonable discretion, determines that neither of these options is commercially reasonable, Athena may terminate this Agreement and the AHS Entities Indemnitees will have no further obligations hereunder. The indemnity set forth in this Section 16(iv) will be the AHS Entities Indemnitees’ sole and exclusive remedy and Athena’s entire liability and obligation for any such Claim of infringement or misappropriation in connection with the subject matter of this Agreement The provisions of the foregoing indemnity will not apply with respect to any instances of alleged infringement based upon or arising out of the use of the Athena Property: (1) in any manner for which the Athena Property was not designed; (2) that has been modified by AHS Entities Indemnitees or any third party, unless approved in writing by Athena; (3) in connection with or in combination with any product, device, or software that has not been supplied or approved by Athena; (4) other than in compliance with this Agreement; or (5) in a manner that is not reasonably foreseeable.
v.    Procedure. Each indemnitee shall promptly notify the Party from which it is seeking indemnification of any Claim that might give rise to that Party’s obligations under this Section 16, and that party shall be relieved of such obligations as to that indemnitee if the indemnitee fails to provide such notice and that Party is materially harmed by such failure. The indemnifying Party shall have the right to immediately take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the its sole expense. Each indemnitee shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial, and defense of each Claim and any appeal arising therefrom; provided, however, that the indemnitee may participate, at its own expense, in such investigation, trial, and defense of such Claim and any appeal arising therefrom. No Party shall be liable for any costs or expenses incurred without that Party’s prior written authorization. No Party shall settle any Claim on behalf of any indemnitee without that indemnitee’s prior written consent.
b.    Force Majeure. No Party will be responsible or liable under this Agreement to the other Party for any delay, error, lost data, failure to perform, interruption, or disruption in the Services or disclosure of data caused by or resulting from any natural fire, severe weather, earthquake, flood, or other natural disaster or act of God; power failure; failure of the world wide web, an internet service provider, the internet, or other non-proprietary means of communication/connectivity utilized in connection with the Services; hacking or electronic vandalism; or other unavailability of the means of electronic communication between the Parties for the provision of information relating to or in connection with the Services; legal act of a public authority; or strike, lockout, riot, or act of war if such cause is beyond the reasonable control of the Party otherwise chargeable and that Party has otherwise acted with reasonable care and in conformity with this Agreement with respect to such cause. With respect to any disclosure, corruption, or unavailability of data, no Party will be responsible under this Agreement if it has adopted reasonable, diligent, and appropriate steps to maintain the security of its communications and facilities and to maintain the security, availability, and integrity of practice and other information relating to the provision of the Services in its possession or control. Notwithstanding the foregoing, such cause will not include a Party’s lack of funds, lack of credit, or other financial inability to perform. If AHS USA or Athena intends to rely on any of the foregoing conditions to forgive its performance or lack of performance under this Agreement, it will timely so notify the other Party in order to permit the other Party in its sole but reasonable discretion to suspend or curtail its own performance under this Agreement for such time as the condition continues and, if such condition continues for seven business days or more, the Party not affected by the force majeure event may terminate the Agreement upon one hundred and eighty days’ notice to the other Party, provided that such Party provides such notice if at all within ten (10) business days or such other period as mutually agreed between the Parties following affected Party’s notification of reliance on this provision.
c.    Limitation of Liability.
i.    NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO PARTY HERETO SHALL, IN ANY EVENT, REGARDLESS OF THE FORM OF CLAIM, BE LIABLE TO THE OTHER PARTY FOR (A) ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, SPECULATIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF USE, LOSS OF DATA, BUSINESS INTERRUPTION, AND LOSS OF INCOME OR PROFITS), REGARDLESS OF WHETHER IT HAD AN ADVANCE NOTICE OF THE POSSIBILITY OF ANY SUCH DAMAGES; OR (B) DAMAGES RELATING TO ANY CLAIM THAT ACCRUED MORE THAN TWO YEARS BEFORE THE INSTITUTION OF ADVERSARIAL PROCEEDINGS THEREON.
ii.    EXCEPT AS PROVIDED IN SECTION 16(c)(iii), WITH RESPECT TO ALL CLAIMS, ACTIONS, AND CAUSES OF ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) AND WHETHER OR NOT

SUCH DAMAGES ARE FORESEEN, THE RESPECTIVE LIABILITY HEREUNDER OF EITHER PARTY AND ITS AFFILIATES, WILL NOT EXCEED, IN THE AGGREGATE THE TOTAL AMOUNT OF FEES ACTUALLY PAID TO AHS USA BY ATHENA UNDER THE AGREEMENT DURING THE SIX-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THAT THE CLAIM, ACTION, OR CAUSE OF ACTION FIRST AROSE OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.
iii.    THE LIMITATION IN SECTION 16(c)(ii) ABOVE WILL NOT APPLY TO THE EXTENT THAT CLAIMS, ACTIONS, AND CAUSES OF ACTION ARISE OUT OF, UNDER OR IN CONNECTION WITH (A) ATHENA’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, (B) EITHER PARTY’S BREACH OF ITS OBLIGATIONS CONTAINED IN SECTION 13 (INTELLECTUAL PROPERTY), SECTION 12 (CONFIDENTIALITY), OR APPENDIX C, OR (C) WITH RESPECT TO ANY ACT OR OMISSION OF THE AHS ENTITIES FOR WHICH ATHENA IS COVERED AS AN ADDITIONAL INSURED, ONLY IF SO COVERED AS AN ADDITIONAL INSURED UNDER THE SPECIFIC INSURANCE POLICY, AS PROVIDED ABOVE IN SECTION 15, UP TO THE FINAL AMOUNT ACTUALLY RECOVERED BY ANY OF THE AHS ENTITIES FROM THE INSURER UNDER THE INSURANCE POLICY WITH RESPECT TO SUCH ACT OR OMISSION. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS AND DISCLAIMERS SET FORTH IN THIS AGREEMENT WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.
17.    General Provisions
a.    Nothing in this Agreement is intended or shall be construed or interpreted to give any person or entity other than the Parties hereto any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.
b.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
c.    If any controversy or claim arises relating to this Agreement, the Parties will attempt in good faith to negotiate a solution to their differences, including progressively escalating any controversy or claim through senior levels of management. If negotiation does not result in a resolution within thirty days of the date when one Party first notifies the other of the controversy or claim, either Party may resort to litigation under Section 17(d).
d.    This Agreement shall be governed and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts. Any claims relating to this Agreement or the provision of the Services shall be brought in the federal or state courts sitting in Massachusetts, and AHS USA shall be considered the AHS Operating Companies’ agent for service of process.
e.    Nothing in this Agreement shall be deemed to create a partnership, joint venture, agency, or employment relationship between the Parties hereto or between any Affiliates of one Party and the other Party or any of the other Party’s Affiliates. The AHS Entities shall each be deemed to be an independent contractor. Except as expressly provided in this Agreement, each of the AHS Entities shall be responsible for all of its costs and expenses incurred in connection with the provision of the Services, including, but not limited to, all costs and expenses pertaining to its employees and agents.
f.    No Party may assign any of its rights or obligations under this Agreement to any third party without the prior written consent of the other Party; provided, however, that either Party may assign its rights and obligations hereunder to any of its Affiliates or any successor-in-interest as the result of merger, consolidation, or the acquisition of all or substantially all of the assets of, or a majority equity interest in such party.
g.    Any amendment of or supplement to this Agreement, and any waiver of any breach or provision hereof, must be in writing and signed by both Parties.

h.    All notices and other communications under this Agreement (other than routine operational communications) must be in writing and shall be deemed given (i) upon hand delivery, (ii) one day after deposit with an internationally recognized overnight courier with a reliable system for tracking delivery, or (iii) upon receipt of facsimile or electronic mail with confirmation of delivery, in each case to the address, facsimile number, or email address of the intended recipient set forth below or such other address, facsimile number, or email address as the intended recipient may specify by notice from time to time:

If to AHS USA:
Access Healthcare Services USA, LLC
8235 Douglas Avenue
Suite 200
Dallas, TX 75225
USA
Attn: Anurag Jain, Chairman
Facsimile:
Email:

With a copy to:

Access Healthcare Services USA, LLC
8235 Douglas Avenue Suite 200
Dallas, TX 75225
USA
Attn: Catherine McKnight, General Counsel
Facsimile:
Email:

If to Athena:	athenahealth, Inc. 311 Arsenal Street Watertown, MA 02472 USA Attn: Dan Haley, SVP, Chief Legal & Administrative Officer Facsimile: Email:
18.    Definitions
a.    “Affiliates” has the meaning set forth in Section 16(a)(i) above.
b.    “AHS Entities” has the meaning set forth in the preamble to this Agreement.
c.    “AHS Entities Indemnitees” has the meaning set forth in Section 16(a)(iii) above.
d.    “AHS Entities’ Property” has the meaning set forth in Section 13(a) above.
e.    “AHS India” has the meaning set forth in the preamble to this Agreement.
f.    “AHS Manila” has the meaning set forth in the preamble to this Agreement.
g.    “AHS Operating Companies” has the meaning set forth in the preamble to this Agreement.
h.    “AHS Termination Assistance Manager” has the meaning set forth in Appendix D.
i.    “AHS USA” has the meaning set forth in the introductory paragraph of this Agreement.
j.    “Alternative Vendors” has the meaning set forth in Section 10(i).

k.    “Amendment Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.
l.     “Athena” has the meaning set forth in the introductory paragraph of this Agreement.
m.    “Athena Indemnitees” has the meaning set forth in Section 16(a)(i) above.
n.    “Athena Property” has the meaning set forth in Section 13(b) above.
o.    “athenaNet” has the meaning set forth in Section 14(a)(i) above.
p.    “Athena Systems” has the meaning set forth in Section 14(a)(iii) above.
q.    “Athena Termination Assistance Contact” has the meaning set forth in Appendix D.
r.    “Buyout Option” has the meaning set forth in Appendix E.
s.    “Ceased Services” has the meaning set forth in Section 2(i) above.
t.    “Change in Control” has the meaning set forth in Section 2(b) above.
u.    “Change Request” has the meaning set forth in Section 3(b) above.
v.    “Claims” has the meaning set forth in Section 16(a)(i) above.
w.    “Competitive Offering” has the meaning set forth in Section 10(c) above.
x.    “Confidential Information” has the meaning set forth in Section 12(a) above.
y.    “Control” has the meaning set forth in Section 16(a)(i) above.
z.    “Disclosing Party” has the meaning set forth in Section 12(a) above.
aa.    “EBITDA” has the meaning set forth in Appendix E.
bb.    “Effective Date” has the meaning set forth in the preamble to this Agreement.
cc.    “Exclusive Services” has the meaning set forth in Section 3(i) above.
dd.    “Existing NDA” has the meaning set forth in the preamble to this Agreement.
ee.    “Fees” has the meaning set forth in Section 9 above.
ff.    “FTEs” means full-time equivalent resources (persons).
gg.    “HIPAA” has the meaning set forth in Section 11(a) above.
hh.    “Licensed IP” has the meaning set forth in Section 13(d) above.
ii.    “Original Services Agreement” has the meaning set forth in the preamble to this Agreement.
jj.    “Other Systems” has the meaning set forth in Section 14(a)(ii) above.
kk.    “Parties” and “Party” each have the meaning set forth in the introductory paragraph of this Agreement.
ll.    “PHI” has the meaning set forth in Appendix C.

mm.    “Pilot Agreement” has the meaning set forth in the preamble to this Agreement.
nn.    “Quality Standards” means the “Quality Standards” set forth in each applicable SOW.
oo.    “Recipient” has the meaning set forth in Section 12(a) above.
pp.    “Relationship Manager” has the meaning set forth in Section 3(h)(i) above.
qq.    “Remaining Services” has the meaning set forth in Appendix D.
rr.    “Service Levels” means the “Service Levels” set forth in each applicable SOW.
ss.    “Services” has the meaning set forth in the preamble to this Agreement.
tt.    “SOW” means each Statement of Work set forth in Appendix A to the Original Services Agreement as of the Amendment Effective Date and each Statement of Work executed by the Parties after the Amendment Effective Date pursuant to Section 3(b) above, including any and all mutually agreed upon amendments to such SOW after the Amendment Effective Date.
uu.    “Termination Assistance Period” has the meaning set forth in Section 2(i) above.
vv.    “Termination Assistance Plan Framework” has the meaning set forth in Appendix D.
ww.    “Termination Assistance Plan” has the meaning set forth in Appendix D.
xx.    “Termination Assistance Services” has the meaning set forth in Section 2(i) above.
yy.    “Transition Period” has the meaning set forth in Section 3(d)(i) above.
zz.    “Work Product” has the meaning set forth in Section 13(c) above.

In witness whereof, the Parties hereto have executed this Agreement as of the Amendment Effective Date.

Access Healthcare Services USA, LLC By: /s/ Anurag Jain Name: Anurag Jain Title: Chairman Date: August 8, 2017	athenahealth, Inc. By: /s/ Dan Haley Name: Dan Haley Title: SVP, Chief Legal & Administrative Officer Date: August 8, 2017

Acknowledged and accepted:

Access Healthcare Services Private Limited*

By: /s/ Shaji Ravi
Name: Shaji Ravi
Title: President and Managing Director

Date: August 8, 2017

Access Healthcare Services Manila, Inc.**
By: /s/ Prince Jesudoss
Name: Prince Jesudoss
Title: Assistant Vice President and Country Head - Manila

Date: August 8, 2017

*
Access Healthcare Services Private Limited is executing this Amended and Restated Services Agreement to acknowledge and accept the modifications in this Amended and Restated Services Agreement for purposes of Section 3 and Section 4 of the Support Agreement between Athena and Access Healthcare Services Private Limited dated July 31, 2013 (as amended by the Amendment No. 1 to the Support Agreement which is being executed by athenahealth, Inc., and Access Healthcare Services Private Limited contemporaneously with the execution of this Amended and Restated Services Agreement). This Amended and Restated Services Agreement is attached as Exhibit A to such Amendment No. 1 to Support Agreement.

**
Access Healthcare Services Manila, Inc., is executing this Amended and Restated Services Agreement to acknowledge and accept the modifications in this Amended and Restated Services Agreement for purposes of Section 2 and Section 3 of the Support Agreement between athenahealth, Inc., and Access Healthcare Services Manila, Inc., dated January 15, 2014 (as amended by the Amendment No. 1 to Support Agreement which is being executed by athenahealth, Inc., and Access Healthcare Services Manila, Inc., contemporaneously with the execution of this Amended and Restated Services Agreement).

APPENDIX A
RESERVED

APPENDIX B
RESERVED

APPENDIX C
BUSINESS ASSOCIATE TERMS AND CONDITIONS
1.    Definitions. For purposes of this Appendix, capitalized terms used, but not otherwise defined in this Agreement or this Appendix shall have the same meaning as given to those terms in 45 CFR §§160 and 164, which definitions are incorporated in this Appendix by reference. For purposes of this Appendix, “Business Associate” refers to the AHS Operating Companies, and “Covered Entity” or “Athena” refers to Athena. “Privacy Rule” refers to the privacy standards adopted under HIPAA and set forth at 45 CFR Part 160 and Part 164 Subparts A and E. “Security Rule” refers to the security standards adopted under HIPAA and set forth at 45 CFR Part 160 and Part 164 Subparts A and C. “HIPAA Final Rule” refers to the regulations promulgated by the U.S. Department of Health and Human Services, which amended the HIPAA Privacy and Security Rules pursuant to the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), extending certain HIPAA obligations to business associates and their subcontractors.
2.    Obligations and Activities of Business Associate. Business Associate will:
a.    not use or disclose Protected Health Information that it receives from or on behalf of Athena or that it creates on behalf of Athena (collectively “PHI”) other than as permitted or required by this Appendix, or as required by law;
b.    not use or disclose PHI in a manner that would violate the requirements of the Privacy Rule when done by Athena, except as permitted by Section 3, below;
c.    use appropriate safeguards to prevent use or disclosure of the PHI other than as provided for by this Appendix and shall, after the compliance date of the HIPAA Final Rule, comply with the Security Rule with respect to Electronic PHI, to prevent use or disclosure of such information other than as provided for by the Agreement and this Appendix;
d.    implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of PHI (including electronic PHI);
e.    mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Appendix;
f.    report to Athena as soon as practicable and as required by HIPAA and the HITECH Act, as implemented by the HIPAA Omnibus Final Rule (“HIPAA Final Rule”) and any subsequent amendment thereto, or any subsequent rule or regulation interpreting or modifying HIPAA or the HITECH Act, any use or disclosure of PHI by Business Associate other than as provided for by this Agreement and any Security Incident (as defined in the Security Rule) with respect to electronic PHI;
g.    upon discovery of any Breach involving Unsecured PHI, notify Athena of that Breach without unreasonable delay; provided, however, that the Parties acknowledge and agree that this Section constitutes notice by Business Associate to Athena of the ongoing existence and occurrence of attempted but Unsuccessful Security Incidents (as defined below) for which notice to Athena by Business Associate shall be required only upon request. “Unsuccessful Security Incidents” shall include, but not be limited to, pings and other broadcast attacks on Business Associate’s firewall, port scans, unsuccessful log-on attempts, denials of service, and any combination of the above, so long as no such incident results in unauthorized access, use, or disclosure of PHI. Business Associate’s notification to Athena shall include (i) identification, to the extent possible, of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been accessed, used, or disclosed through the Breach; (ii) any other information known to Business Associate that Athena is required to include in its notice to affected individuals; and (iii) any other information that would need to be included in Athena’s accounting of disclosures under HIPAA or the HITECH Act, as implemented by the HIPAA Final Rule and any subsequent amendment thereto or any subsequent rule or regulation interpreting or modifying HIPAA or the HITECH Act;
h.    ensure that any agent, including a subcontractor, to whom it provides PHI agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such information;
i.    provide access, at the request of Athena, to PHI in a Designated Record Set, to Athena or, as directed by Athena, to an Individual in order to meet the requirements under 45 CFR § 164.524;
j.    make each amendment to PHI in a Designated Record Set that Athena directs or agrees to pursuant to 45 CFR § 164.526 at the request of Athena or an Individual;

k.    make its internal practices, books, and records relating to the use and disclosure of PHI available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Athena’s compliance with the Privacy Rule;
l.    document such disclosures of PHI and information related to such disclosures as would be required for Athena to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR § 164.528;
m.    provide to Athena or an Individual, information collected in accordance with this Agreement, to permit Athena to respond to a request by that Individual for an accounting of disclosures of PHI in accordance with 45 CFR § 164.528;
n.    establish and enforce appropriate clearance procedures and supervision to assure that its workforce follows requirements consistent with HIPAA;
o.    act immediately and effectively to terminate access to PHI of any of its staff upon such staff member’s termination or reassignment;
p.    provide appropriate training for its staff to assure that its staff complies with its obligations consistent with the requirements of HIPAA; and
q.    implement appropriate (i) disposal and reuse procedures with respect to documents and equipment, (ii) authentication and access controls, and (iii) appropriate encryption to protect PHI consistent with the requirements of the Security Rule.
3.    Permitted Uses and Disclosures by Business Associate.
a.    Except as otherwise limited in this Agreement or by other applicable federal or state law, Business Associate may use PHI to perform functions, activities, or services for, or on behalf of, Athena, and for the proper management and administration of Business Associate, provided that such use would not violate the Privacy Rule if done by Athena. To the extent Business Associate is carrying out any of Athena’s obligations under the Privacy Rule pursuant to the terms of the Agreement or this Appendix, Business Associate shall comply with the requirements of the Privacy Rule that apply to Athena in the performance of such obligation(s). Business Associate will not record, store, or retain PHI in any form except as and to the extent necessary to provide its services. Business Associate will immediately cease such use when the provision of its services to Athena is complete.
b.    Business Associate will not disclose PHI to any person or entity other than Athena or, to the extent required for the performance of Business Associate’s services to Athena, the individual to whom such PHI relates or the medical practice from which that PHI was obtained. Business Associate may use PHI to report violations of law to appropriate federal and state authorities, consistent with 45 C.F.R. § 164.502(j)(1).
d.    With Athena’s prior written consent, Business Associate may use PHI to provide Data Aggregation services as permitted by 45 C.F.R. § 164.504(e)(2)(i)(B).
e.    With Athena’s prior written consent, Business Associate may create de-identified PHI in accordance with the standards set forth in 45 C.F.R. § 164.514(b) and may use or disclose such de-identified data for any purpose.
4.    Obligations of Athena.
a.    Athena shall notify Business Associate of any limitation(s) in an applicable notice of privacy practices in accordance with 45 C.F.R. § 164.520, to the extent that such limitation may affect Business Associate’s use or disclosure of PHI. Athena shall provide such notice no later than fifteen days prior to the effective date of the limitation.
b.    Athena shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose PHI, to the extent that such changes may affect Business Associate’s use or disclosure of PHI. Athena shall provide such notice no later than fifteen days prior to the effective date of the change. Athena shall obtain any consent or authorization that may be required by the HIPAA Privacy Rule, or applicable state law, prior to furnishing Business Associate with PHI.
c.    Athena shall notify Business Associate of any restrictions on the use or disclosure of PHI that Athena has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect Business Associate’s use or disclosure of PHI. Athena shall provide such notice no later than fifteen days prior to the effective date of the restriction.

d.    Athena shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy Rule, the Security Rule, or the HIPAA Final Rule if done by Athena, except as permitted pursuant to the provisions of Section 3 of this Appendix.
5.    Term and Termination.
a.    Upon material breach of the terms of this Appendix by Business Associate, Athena:
i.    will provide an opportunity for Business Associate to cure the breach or to end the violation, and, if Business Associate does not cure the breach or end the violation within the reasonable time specified by Athena, Athena will have the right to terminate this Agreement effective on notice of termination, without further liability by reason of such termination; or
ii.    if cure is not possible, will have the right immediately to terminate this Agreement without further liability by reason of such termination;
b.    Except as provided in paragraph (c) of this Section, upon any termination or expiration of this Agreement, Business Associate will return all PHI. Business Associate will retain no copies of PHI in any form.
c.    If return or destruction of the PHI is not feasible, Business Associate will notify Athena in writing of the conditions that make its return or destruction not feasible. Business Associate will extend the protections of this Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make its return or destruction not feasible, for so long as Business Associate maintains such PHI.
d.    The obligations of Business Associate under paragraphs (b) and (c) of this Section will survive the termination of this Agreement.
6.    Miscellaneous. The Parties agree to take such action to amend the terms of this Appendix from time to time as is necessary for either Party to comply with the requirements of HIPAA, the Privacy Rule, the Security Rule, and the HIPAA Final Rule. Any ambiguity in this Agreement will be resolved to permit compliance with the Privacy Rule and the Security Rule and the HIPAA Final Rule. Any notice under this Agreement shall be given by recognized overnight delivery service or by certified mail, and notice shall be deemed to have been given upon receipt. This Appendix may be modified, or any rights under it waived, only by a written document executed by the authorized representatives of both Parties. Nothing in this Appendix shall confer any right, remedy, or obligation upon anyone other than Business Associate and Athena. If there is a conflict between the provisions of this Appendix and the provisions of the Agreement with respect to the subject matter hereof, such provisions of this Appendix shall control.

APPENDIX D
TERMINATION ASSISTANCE SERVICES

1.	Introduction

1.1
In the event of the termination or expiration of the Agreement or one or more SOW(s), except when AHS USA has terminated the Agreement or such SOW(s) under Section2(f) or Section 2(g) of the Agreement, with respect to the Ceased Services, the AHS Operating Companies shall provide the Termination Assistance Services described in this Exhibit in accordance with Section 2(i) of the Agreement for the duration of the Termination Assistance Period. The objectives of the Termination Assistance Services consist of the following:

(a)	to enable Athena to transition the Ceased Services back to one or more in-house facilities and resources and/or to an Athena designated third-party service provider;

(b)
to facilitate the performance of services substantially similar to the Ceased Services by Athena and/or Athena’s designated third-party service provider through planned knowledge transfer and transition processes; and

(c)	to mitigate the degradation of Ceased Service performance during the transition.
In the event of the termination or expiration of one or more SOW(s), but not all SOWs, as described above, the Services under such SOW(s) which have not expired or been terminated are referred to in this Exhibit as the “Remaining Services.”
In addition, in no event, will Termination Assistance Services include knowledge transfer or transition of any processes related to AHS Entities’ Property, except (i) if the Parties expressly agree in conjunction the Buyout Option described in Appendix E, or (ii) as otherwise agreed by the Parties in writing, which such written agreement must be executed by the Chairman of AHS USA, or his or her designee.

2.	Termination Assistance Services
In connection with the expiration or termination of the Agreement or one or more SOW(s), except when AHS USA has terminated the Agreement or such SOW(s) under Section2(f) or Section 2(g) of the Agreement, the AHS Operating Companies shall provide Athena with Termination Assistance Services, which will include the continued performance of the Ceased Services, as requested by Athena, and the other Termination Assistance Services described in this Appendix, for the duration of the Termination Assistance Period.

3.	Termination Assistance Plan And Termination Assistance Services

3.1	Overview

(a)
Within ninety (90) days of the Amendment Effective Date, Athena and the AHS Operating Companies shall agree on a framework for the AHS Operating Companies’ inputs into the Termination Assistance Plan (as defined below), including the means and manner for Athena to access the information and documentation required to be provided or made available by AHS Operating Companies under this Appendix and documentation of any other reasonably foreseeable AHS Operating Companies inputs into the Termination Assistance Plan that can be completed in advance of any actual request for Termination Assistance Services (the “Termination Assistance Plan Framework”).

(b)
Within ten (10) business days of AHS Operating Companies’ receipt of Athena’s notice of termination of the Agreement in its entirety, or one or more SOW(s), under Section 2(c), (d) or (e) of the Agreement, or Athena’s request in connection with the expiration of the Agreement or an SOW, or as set forth in Appendix E:

(i)
The AHS Operating Companies will make available qualified resources knowledgeable of the Ceased Services and the Athena account in connection with the Ceased Services to work with Athena and/or its designated third-party service provider to develop a detailed transition plan for the transition of the Ceased Services from the AHS Operating Companies to Athena and/or to Athena’s designated third-party service provider (the

“Termination Assistance Plan”). The Termination Assistance Plan shall include AHS Operating Companies’ obligations and responsibilities set forth in Sections 3.2 and 3.3 below and the obligations of Athena and Athena’s designated third-party service provider. Once developed, the obligations and procedures contained in the Termination Assistance Plan shall form a part of the Termination Assistance Services, and Athena and the AHS Operating Companies shall perform their respective obligations contained therein in addition to the obligations contained in this Appendix, and Athena will require that Athena’s designated third-party service provider performs its obligations contained in the Termination Assistance Plan, and any such failure of Athena’s designated third-party service provider to perform its obligations contained in the Termination Assistance Plan shall be deemed a failure by Athena; and

(ii)
The AHS Operating Companies shall designate an AHS Operating Companies resource to manage the Termination Assistance Services (the “AHS Termination Assistance Manager”). Athena shall designate an Athena resource to interface with the AHS Termination Assistance Manager and Athena’s designated third-party service provider with respect to the Termination Assistance Services (“Athena Termination Assistance Contact”). The AHS Termination Assistance Manager shall be responsible for interfacing with the Athena Termination Assistance Contact and/or Athena’s designated third-party service provider during the performance of the Termination Assistance Services, coordinating the AHS Operating Companies’ responsibilities regarding the Termination Assistance Services with the Athena Termination Assistance Contact and/or Athena’s designated third-party service provider, and managing the AHS Operating Companies resources performing the Termination Assistance Services to ensure that the resources are complying with the responsibilities set forth herein and their other obligations under the Agreement.

In the event of the termination or expiration of one or more SOW(s), but not all SOWs, as described herein, the Parties agree that there will likely be a separate Termination Assistance Plan for each such transition of Ceased Services, and there may be a separate AHS Termination Assistance Manager and a separate Athena Termination Assistance Contact for each such transition of Ceased Services.

3.2	Pre-Transition Termination Assistance Services Obligations and Responsibilities
Prior to commencement of the actual transition and migration of Ceased Services from the AHS Operating Companies to Athena and/or its designated third-party service provider, the AHS Operating Companies shall assist Athena and/or its designated third-party service provider with information gathering, knowledge transfer and transition and migration planning by:

(a)
At the request of the Athena Termination Assistance Contact, providing information to Athena in order for Athena to prepare requests for proposal for the provision of services to operate, supplement or replace the Ceased Services provided by the AHS Operating Companies.

(b)
At the request of the Athena Termination Assistance Contact, provide information necessary for Athena to respond to inquiries from third parties as necessary to enable such third parties to provide, as part of any response to an Athena request for proposal, a detailed transition plan for the transition of the Ceased Services from the AHS Operating Companies to such third party.

(c)
Making available AHS Operating Companies personnel to participate in knowledge acquisition and knowledge transfer workshops pertaining to the support processes and procedures with Athena’s and/or Athena’s designated third-party service provider’s transitioned-to personnel.

(d)
Responding to requests by the Athena Termination Assistance Contact and/or Athena’s designated third-party service provider for information and scheduling meetings requested by the Athena Termination Assistance Contact and/or Athena’s designated third-party service provider on a reasonably timely basis.

(e)	Planning for the orderly hand-off of ongoing projects related to the Ceased Services as requested by the Athena Termination Assistance Contact.

(f)	Providing to the Athena Termination Assistance Contact and/or Athena’s its designated third-party service provider the plans and status of current and pending projects related to the Ceased Services.

3.3	Termination Assistance Services Obligations and Responsibilities
The AHS Operating Companies shall assist Athena and/or its designated third-party service provider in transitioning and migrating the Ceased Services from the AHS Operating Companies to Athena and/or its designated third-party service provider by:

(a)
In conjunction with Athena and/or its designated third-party service provider, assisting in conducting the successful cutover of the Ceased Services and supporting Athena’s or its designated third-party service provider’s commencement of operation of the replacement services.

(b)
As requested by the Athena Termination Assistance Contact returning to Athena and/or providing to its designated third-party services provider in a format and on media approved by Athena, such Athena Confidential Information and other Athena information that is in the possession of the AHS Operating Companies that will no longer be used or accessed in connection with the Ceased Services or, if applicable, the Remaining Services.

(c)	Permitting Athena’s personnel to perform job shadowing of AHS Operating Companies personnel providing the Ceased Services.

(d)
Delivering tapes or other media containing Athena-requested data files (with content listing) and attendant file information related to the Ceased Services to Athena and/or its designated third-party service provider.

4.	Personnel
The AHS Operating Companies shall ensure any AHS Operating Companies’ personnel identified in the Termination Assistance Plan are available to enable the AHS Operating Companies to perform the Termination Assistance Services and cooperate, coordinate with and assist Athena and/or any third-party service provider designated by Athena in order to facilitate the orderly and successful transition of the Ceased Services from the AHS Operating Companies to Athena and/or a third-party services provider designated by Athena.

5.	Post-Transition Termination Assistance Services
The AHS Operating Companies shall provide Athena with reasonable cooperation and assistance as requested by the Athena Termination Assistance Contact following the completion of the transition of the Ceased Services back to Athena and/or to Athena’s designated third-party service provider, including the following:

(a)
Returning to Athena all remaining property of Athena related to the Ceased Services in the AHS Operating Companies’ possession, including remaining reports, data and other Athena Confidential Information, excluding, if applicable, any such property that is necessary for the AHS Operating Companies to use and access in connection with the performance of the Remaining Services (alternatively, as requested in writing by the Athena Termination Assistance Contact, the AHS Operating Companies shall destroy such property in accordance with industry standards (or to such other standards as directed by Athena)).

(b)
At the written request of the Athena Termination Assistance Contact, certifying that Athena’s Confidential Information related to the Ceased Services, excluding, if applicable, any such Athena Confidential Information that is necessary for the AHS Operating Companies to use and access in connection with the performance of the Remaining Services, has been removed from the AHS Operating Companies’ systems, premises and control and returned or destroyed as directed by Athena.

(c)
At the written request of the Athena Termination Assistance Contact, providing to Athena (on a time and materials basis where Athena is no longer paying Fees for the Ceased Services) reasonable access to AHS Operating Companies’ personnel to address questions or issues with respect to the AHS Operating Companies’ prior performance and transfer of the Ceased Services.

APPENDIX E
BUYOUT OPTION
This Appendix E to that certain Amended and Restated Services Agreement (the “Agreement”) by and among athenahealth, Inc., a Delaware corporation with a primary business address of 311 Arsenal Street, Watertown, Massachusetts 02472 USA (hereinafter referred to as “Athena”), Access Healthcare Services USA, LLC, a Delaware limited liability company with a primary business address of 8235 Douglas Avenue, Suite 200, Dallas, Texas 75225 USA (“AHS USA”), Access Healthcare Services Private Limited, a company incorporated under the Indian Companies Act with a primary business address of Kochar Technology Park, SP-31A Ambattur Industrial Estate, Chennai 600058, Tamil Nadu, India (“AHS India”), Access Healthcare Services Manila, Inc. a Philippines corporation with a primary business address of 6th Floor Unit B, One World Square Building, McKinley Hill Cyberpark, Fort Bonifacio, Taguig City, Philippines (“AHS Manila”, together with AHS India, and AHS USA, collectively, the “AHS Entities”) and those parties listed on Exhibit I hereto (the “Contracting Parties”) forms a part of, and shall be governed by the terms of, the Agreement. Capitalized terms used in this Appendix E that are not defined herein have the meanings ascribed to them in the Agreement. All attachments hereto shall be deemed a part of this Appendix E. Contracting Parties and the other shareholders of AHS India (other than Athena) shall approve, in their capacity as shareholders of AHS India, this Appendix E, the Agreement and the transactions contemplated hereby and thereby at a shareholders meeting of AHS India held on June 29, 2017 (the “Shareholders Meeting”), a copy of the signed minutes thereof was delivered to Athena.

1.	Buyout Option in General.

a.
Athena is hereby granted by each of the AHS Entities on behalf of itself and its successors and assigns, the irrevocable right and option, in Athena’s sole and absolute discretion, to purchase, directly or indirectly in concert with one or more of Athena’s wholly owned subsidiaries, in each case as may be determined by Athena in its sole and absolute discretion (as applicable, the “Buying Parties”), all of the assets, rights, privileges and operations of all of the AHS Entities as well as of any of their Affiliates (now existing or hereafter acquired or created) and of any of their respective successors and assigns (as applicable, the “Selling Parties”) that at the time of the closing of the transactions under the PA (as defined below) are Used for and Related to (as defined below) the services or products actually provided or contracted to be provided to Athena or any of its Affiliates at such time (collectively, the “Acquired Assets,” and such products and services, collectively the “Services”, (such option referred to herein as the “Buyout Option”). “Used for and Related to” means with respect to an asset, right, privilege or operation, that the substantial majority of the use or applicability of such asset, right, privilege or operation is for or with respect to the Services. Athena may exercise the Buyout Option:

i.
At any time starting [___]** and from time to time thereafter during the term of the Agreement (including any renewal term or other extension of the term of the Agreement) but not later than 6 months prior to the date of expiration date of the Agreement as such date of expiration is in effect at such time (other than in cases of termination of the Agreement as set forth in Section 1(a)(ii) below, in which case the terms of such Section 1(a)(ii) shall govern), and

ii.	At any time during the 3-month period immediately following any termination of the Agreement by Athena for any reason.

b.
Upon exercise of the Buyout Option, the parties acknowledge and agree that the parties shall make commercially reasonable efforts to structure the transaction in a manner that is tax-efficient to both Buying Parties and Seller Parties, in both India and in the United States and with the understanding the transaction would be structured as an asset acquisition unless otherwise agreed by Athena and AHS India or required by applicable law.

c.
The parties agree that (i) the Selling Parties shall preserve the Acquired Assets and conduct their respective operations during the period between the delivery of the Exercise Notice and the earlier of (i) the closing of the acquisition of the Acquired Assets under the PA and (ii) the delivery of the Option Termination Notice (and this obligation will apply each time an Exercise Notices shall be delivered pursuant to the terms hereof), in each case consistent with past practices (including with respect to attrition of employees). The foregoing notwithstanding, nothing in this Section 1(c) shall grant Athena the right to acquire, or be construed as an obligation of Selling Parties to maintain, preserve or sell to Athena, assets the Selling Parties no longer require as a result of Athena’s request to reduce the type or quantity of Services after delivery of the Exercise Notice.

d.	The parties agree that the Agreement shall terminate upon closing of the PA.

e.
Following written notice to AHS USA stating Athena’s intention to exercise the Buyout Option (the “Exercise Notice”), each of (A) AHS India shall comply, and AHS India shall cause each of the other Selling Parties to comply with the obligations below applicable to it and to them and (B) Athena shall comply, and Athena shall cause each of the other Buying Parties to comply with the obligations below applicable to it and to them:

1.    As promptly as practicable after the date of the Exercise Notice, notify Athena or AHS USA, as applicable, in writing (including by email) that the Selling Parties or Buying Parties, as applicable, have formed a transaction team (the “AHS Team” or “Athena Team,” as applicable) to manage the process and negotiations related to the Buyout Option and its potential consummation, and inform Athena or AHS USA, as applicable, by such notice of the identity and contact details of the members of the AHS Team or Athena Team, as applicable, and the identity and contact details of outside counsel(s) representing the Selling Parties of the Buying Parties, as applicable, in connection with the Buyout Option,
2.    As soon as reasonably practicable but not later than [___]** after the date of the Exercise Notice, grant the Buying Parties and their advisors and representatives, including, without limitation, legal, financial, tax, human resources, information technology, security and other advisors and representatives (collectively, “Representatives”) access (to the extent not unduly disruptive to the business of the Selling Parties) to all data and information reasonably requested by the Buying Parties or their Representatives and such other data and information that may be material or important to the Buying Parties in connection with the Buying Parties’ acquisition of the Acquired Assets and all transactions related thereto (collectively, the “Initial Diligence Information”),
3.    Provide the Buying Parties and their Representatives additional data and information that may be reasonably requested by the Buying Parties or their Representatives and that is otherwise material or important to the Buying Parties in connection with the Buying Parties’ acquisition of the Acquired Assets and all transactions related thereto (collectively with the Initial Diligence Information, the “Diligence Information”), in each case to the extent not unduly disruptive to the business of the Selling Parties,
4.    Make employees, directors, officers, advisors and representatives of the Selling Parties reasonably available to the Buying Parties and their Representatives for the purpose of discussions and inquiries with respect to the Acquired Assets and the Diligence Information, in each case to the extent not unduly disruptive to the business of the Selling Parties,
5.    Allow the Buying Parties and their Representatives to conduct visits to any facility in which any Service is performed in connection with the Acquired Assets for the purpose of reasonable inspection by the Buying Parties and their Representatives in a manner reasonably related to the acquisition of the Acquired Assets and any transaction related thereto, in each case to the extent not unduly disruptive to the business of the Selling Parties,
6.    Take no action or avoid taking any action, and use commercially reasonable efforts to ensure that no Selling Party or any employee, agent or representative thereof takes any action or avoids taking any action, in each case where such action or inaction would reasonably be likely to interfere with, frustrate, delay, encumber, impair, or otherwise adversely affect the process of preparing for and negotiating the final terms of the acquisition of the Acquired Assets and any of the transactions related thereto or the prompt consummation of such acquisition and other transactions in accordance with the terms hereof. Notwithstanding the foregoing, this provision will not prevent or interfere Selling Party’s ability to take actions or inactions in the ordinary course of operating its business consistent with past practices,
7.    Use reasonable efforts to negotiate, in good faith and in a manner intended to expedite closing of the transaction(s), with the Buying Parties, in the Selling Parties’ case, or the Selling Parties, in the Buying Parties’ case, and their respective Representatives, and
8.    Subject to the rights of the Buying Parties to terminate discussions regarding the Buyout Options at any time and not complete the Buyout Option in their sole discretion, each of the Selling Parties and the Buying Parties, as applicable, will take all other actions reasonably requested by the other Party, including execution of consents and instruments, convening of meetings of boards of directors and meetings of shareholders (and other equity holders the consent of which may be required in connection herewith) and obtaining approvals and permits, in each case as may be required to facilitate the prompt consummation of the acquisition of the Acquired Assets by the Buying Parties and all transactions related thereto, and take all such other actions as otherwise reasonably are required and advisable to promptly finalize and consummate the acquisition of the Acquired Assets by the Buying Parties and all transactions related thereto in accordance with the terms hereof.

f.	The consummation of the Buyout Option and the acquisition of the Acquired Assets and all other transactions related thereto are and at all times would be contingent on:

i.	Athena’s satisfaction (or waiver), in its reasonable discretion, with:
1.    The results of due diligence of each of the Selling Parties and their respective operations,
2.    The form and substance of all definitive agreements setting forth the terms of the acquisition of the Acquired Assets and all other transactions related thereto,
3.    Satisfaction by the Selling Parties of all conditions precedent to Buying Parties’ consummation of the acquisition of the Acquired Assets and all other transactions related thereto, including acceptance of employment/consulting position by Buying Parties by at least 90% of the employees/consultants of Selling Parties that were employed/engaged for the substantial majority of their business time devoted to the Buying Parties in providing the Services to Athena and its Affiliates as of the date which is 5 business days prior to the closing of the PA, and
4.    Obtaining any required corporate and regulatory approval in form and substance acceptable to Athena and in accordance with applicable law, regulations and orders of any governmental entity or authority.

ii.	AHS India’s satisfaction (or waiver), in its reasonable discretion, with:
1.    The form and substance of all definitive agreements setting forth the terms of the acquisition of the Acquired Assets and all other transactions related thereto, and
2.    Satisfaction by the Buying Parties of all conditions precedent to Selling Parties’ consummation of the acquisition of the Acquired Assets and all other transactions related thereto.

g.
On the closing date under the PA, AHS USA shall deliver to Athena certain consents and waivers mutually agreeable to AHS USA and Athena hereto, each of which shall be in form and substance reasonably acceptable to Athena and AHS USA.

h.	All transition-related expenses would be borne by Athena if the acquisition of the Acquired Assets by the Buying Parties is consummated.

i.	Athena shall bear the transaction expenses of the Buying Parties arising from the acquisition of the Acquired Assets and any transaction related thereto (e.g., lawyers and accountants).

j.
AHS USA shall bear the transaction expenses of the Selling Parties and Contracting Parties arising from the acquisition of the Acquired Assets and any transaction related thereto (e.g., lawyers and accountants).

k.	The Acquired Assets shall include, without limitation:

i.	[___]**,

ii.	[___]**,

iii.	[___]**,

iv.	[___]**,

v.	[___]**, and

vi.	[___]**.

l.	The Acquired Assets shall not include:

i.	[___]**],

ii.	[___]**,

iii.	[___]**, and

iv.	[___]**.

m.	The transaction documents governing the acquisition of the Acquired Assets and all transactions related thereto shall include at least the following:

i.
Purchase Agreement, in a form customary in the United States and in form and substance reasonably acceptable to Athena and AHS USA, that includes the material terms agreed to by the parties in Exhibit II and the other terms set forth in this Appendix E (the “PA”),

ii.
Various assignment instruments and bills of sale, and other transfer and assignment instruments in customary form reasonably acceptable in form and substance to Athena and AHS USA and as may be required to vest sole right and title to the Acquired Assets with the applicable Buying Party and as may be otherwise required to consummate the acquisition of the Acquired Assets and all transactions related thereto,

iii.
Transition Services Agreement, in form and substance reasonably acceptable to Athena and AHS USA, governing all services to be provided by the Selling Parties to the Buying Parties for a period of at least 6 months starting on the first closing under the PA (the “TSA”). The services to be provided to the Buying Parties under the TSA shall include services that Athena would reasonably require during the term of the TSA. The applicable Buying Parties shall pay for the services provided under the TSA pursuant to the same payment terms set forth in the Agreement for payments by Athena. The prices to be set forth in the TSA shall be the same prices set forth in the Agreement for the period prior to the first closing under the PA for similar services. For any service that will be provided under the TSA and is not provided under the Agreement, the profit margin for the Selling Parties shall not exceed the average profit margin for the Selling Parties from the services provided under the Agreement over the 12-month period prior to the first closing under the PA,

iv.
Non-Solicitation Agreements, in form and substance reasonably acceptable to Athena and AHS USA, where all Selling Parties (jointly and severally) undertake that, for a period of one year following the later of (i) the first closing under the PA or (ii) such date that Selling Party is no longer providing Termination Assistance Services under the Agreement or Transition Services under the TSA as contemplated by this Appendix E, no Selling Party or subsidiary thereof shall, directly or indirectly, solicit, hire, entice away or otherwise engage any employee of any of the Buying Parties or subsidiary thereof that was previously an employee of a Selling Party or subsidiary thereof that during the one year period immediately preceding the first closing of the transaction under the PA the substantial majority of their business time was devoted to the Buying Parties in providing the Services to Athena and its Affiliates in connection with such Selling Party’s or its subsidiary’s provision of the Services prior to such closing date, subject to customary exceptions, including responses to published general solicitations not specifically targeted at such employees,

v.
Non-Solicitation Agreements, in form and substance reasonably acceptable to Athena and AHS USA, where all Selling Parties (jointly and severally) undertake that, for a period of one year following the first closing under the PA, no Selling Party or Affiliate thereof shall, directly or indirectly, solicit or entice away any client or customer of any Buying Party or subsidiary thereof in a manner that may result in such client or customer becoming a client or customer of any Selling Party or Affiliate thereof, in each case in connection with any service or product of the type that any Buying Party or any of its subsidiaries provides to such client or customer,

vi.
Non-Solicitation Agreements, in form and substance reasonably acceptable to Athena and AHS USA, with each Contracting Party where such Contracting Party (only with respect to himself/itself) undertakes that for a period of one year following the later or (i) the closing under the PA or (ii) such date that Selling Party is no longer providing Termination Assistance Services under the Agreement or Transition Services under the TSA as contemplated by this Appendix E, he/it shall not, directly or indirectly (as an owner, director, executive or otherwise), solicit, hire, entice away or otherwise engage, or allow any person he/it has any control over to solicit, hire, entice away or otherwise engage, any employee of any of the Buying Parties or subsidiary thereof that was previously an employee of a Selling Party or subsidiary thereof that during the one year period immediately preceding the first closing of the transaction under the PA the substantial majority of their business time was devoted to the Buying Parties in providing the Services to Athena and its Affiliates in connection with such Selling Party’s or its subsidiary’s provision of the Services prior to such closing date, subject to customary exceptions, including responses to published general solicitations not specifically targeted at such employees,

vii.	A License Agreement, in form and substance reasonably acceptable to Athena and AHS USA, covering additional terms applicable to the licensing of the Licensed IP (as defined below), and

viii.
A Maintenance and Support Agreement, in form and substance reasonably acceptable to Athena and AHS USA, covering all maintenance and support services to be provided by the Selling Parties to the Buying Parties in connection with the Licensed IP that will include such pricing terms as the parties may agree.

n.
The AHS Entities, on the one hand, and Athena, on the other hand, hereby agree that the terms set forth in Exhibit II shall be incorporated in the PA and other relevant transaction documents governing the acquisition of the Acquired Assets and all transactions related thereto.

o.
The AHS Entities hereby grant to Athena and each of its wholly owned subsidiaries effective immediately and automatically upon the first closing of the PA, a worldwide, non-assignable (except as part of a valid assignment of the agreement covering such license by Athena), non-sublicensable, personal, royalty-free, irrevocable, three-year license to use (i) any tools or processes owned or licensed by the AHS Entities or any of their subsidiaries and used in connection with, or developed by or on behalf of any AHS Entity in connection with, the Services provided to Athena or its Affiliates under the Agreement, and (ii) the instance of arc.in (as may be re-named in the future) used by the AHS Entities to deliver Services under the Agreement to Athena or its Affiliates as of the first closing of the PA or the date of the Exercise Notice (collectively, “Licensed IP”) for use by Athena and such wholly owned subsidiaries solely in a manner consistent with how such Licensed IP was used to provide the Services to Athena and its Affiliates immediately prior to the closing of the PA. The foregoing notwithstanding, Athena acknowledges that the AHS Entities are only required to make commercial reasonable efforts to license to Athena and its Affiliates tools and processes not owned by an AHS Entity and that third parties that own such tools and processes may require Athena to directly license such tools and processes from such third parties. Athena shall be responsible for (i) the incremental direct costs incurred by the AHS Entities in connection with segregating and delivering the Licensed IP and (ii) all reasonable cost of support and maintenance fees related to such Licensed IP. The AHS Entities own all right, title and interest in and to any derivative works to the Licensed IP, which upon creation thereof shall be automatically deemed Licensed IP. The AHS Entities have and at all times procure all necessary rights to ensure that the Licensed IP is licensed hereunder without any infringement or misappropriation of any rights of any third party. AHS India hereby agrees to cause all Selling Parties to negotiate in good faith with the Buying Parties an extension of the license to the Licensed IP for such period as reasonably requested by Athena. Notwithstanding anything to the contrary in this Appendix E, the license contemplated by this paragraph (along with the License Agreement) shall terminate automatically, without any further action by or notice to any person, upon Athena or any of its wholly owned subsidiaries being acquired by or providing services to a competitor of any AHS Entity. For the avoidance of doubt, the license to the Licensed IP (i) shall not cover or allow use of the Licensed IP by Athena or its Affiliates to provide BPO services to persons other than Athena and its Affiliates, and (ii) shall terminate within 3 months after the acquisition of Athena (or its successor) by any person (the “Acquiring Person”) that conducts BPO services to persons not affiliated with such Acquiring Person.

p.
Notwithstanding anything to the contrary herein, Athena may at any time after providing an Exercise Notice and prior to the first closing under an PA, terminate all then-ongoing discussions with respect to the Buyout Option for any reason or no reason by providing written notice of such termination to AHS USA (“Option Termination Notice”), and all then-current discussions regarding the Buyout Option shall thereupon cease without any liability to Athena, any Buying Party, any AHS Entity or any Contracting Party other than for material breach of the Agreement, including this Appendix E prior to the date of such Option Termination Notice. Following such Option Termination Notice by Athena, and provided the termination underlying such Option Termination Notice was not in connection with a breach of the Agreement by any AHS Entity, Selling Party or Contracting Party, Athena shall not be entitled to provide a subsequent Exercise Notice prior to the lapse of twelve months following the applicable Option Termination Notice (the “Cool off Period”). Subject only to the Cool Off Period, if applicable, Athena shall be entitled to provide subsequent Exercise Notices (and Option Termination Notices) in Athena’s sole and absolute discretion and the AHS Entities, Contracting Parties (as set forth in Section 2 below) and all Selling Parties will be bound by the terms of the Agreement, including this Appendix E and Exhibit II in connection therewith as if each Exercise Notice and Termination Notice was the only Exercise Notice or Termination Notice provided hereunder.

q.
The purchase price under the Buyout Option (“Purchase Price”) would be the greater of (i) [___]** and (ii) [___]**, in each case multiplied by the multiplier set forth in the table below opposite the period during which the purchase occurs and less the aggregate amount of outstanding principal and interest under any loans from Athena to any of the AHS Entities and increased by the amount of any taxes paid in advance by any of the AHS Entities in respect of the operations acquired by Athena, to the extent that such taxes apply to the period following such acquisition. The Purchase Price shall be payable, in cash, by wire transfer of immediately available funds, at closing (less the amount to be funded into the indemnity escrow and other customary deductions such as the direct payment of agreed upon transaction expenses).

If the purchase is to occur…	then the multiplier is:
On or after the end of the Transition Period and before the third anniversary of the end of the Transition Period	[___]**
On or after the third anniversary of the end of the Transition Period	[___]**

r.	For the purposes of this Agreement, [___]**.

s.	The Purchase price shall be subject to such other adjustments as the Athena and AHS India may mutually agree upon.

t.
The Selling Parties, on the one hand, and Buying Parties, on the other hand, acknowledge and agree that the terms of Exhibit II, in conjunction with the terms of the Agreement, are sufficiently specific and detailed and include all the terms required to create, and hereby do create, a contract binding upon the Selling Parties to sell, and cause the sale of the Acquired Assets to the Buying Parties, and the Buying Parties to acquire or cause to be acquired the Acquired Assets from the Selling Parties, as applicable, in each case based on such terms promptly following delivery of an Exercise Notice by Athena (and subject to the terms hereof regarding satisfaction of closing conditions and Athena’s right to terminate discussions and at any time in accordance with this Appendix E).

u.
The AHS Entities, to the extent of its legal authority, on behalf of its successors, assigns, heirs, next-of-kin, executors, employees, partners, and affiliates, and any other person claiming by, through or under any of the foregoing, does hereby unconditionally and irrevocably waives and covenants not to claim in any forum anywhere in the world, at any time and regardless of circumstance, whether pursuant to a contract or law or any legal theory that the terms of this Appendix E in conjunction with Exhibit II and the Agreement are not sufficient, lack consideration or lack specificity in any way or that without agreement on additional terms, Athena and the Buying Parties lack the right to cause the Selling Parties to sell the Acquired Assets to the Buying Parties pursuant to the terms of the Agreement, including this Appendix E and Exhibit II.

v.
Each of the AHS Entities on the one hand, and Athena on the other hand, on its own behalf and, to the extent of its legal authority, on behalf of its successors, assigns, heirs, next-of-kin, executors, employees, partners, and affiliates, and any other person claiming by, through or under any of the foregoing, hereby represents and warrants to the other that it is not a party and it is not bound and that its assets are not bound by any contract that may conflict with, limit or otherwise adversely affect the terms of the Agreement, including this Appendix E and Exhibit II and that by entering into the Agreement he, she or it does not violate or breach any terms of any contract or other commitment, and that he, she or it will not enter into any contract of any kind that may conflict with, violate, limit or otherwise impair the terms of this Agreement, including this Appendix E and Exhibit II, or his, her or its ability, power and authority to perform its, his or her obligations hereunder and cause the sale of the Acquired Assets to the Buying Parties in accordance with the terms hereof and consummate any transactions related thereto as set forth herein.

2.
Contracting Parties Agreement. Each Contracting Entity agrees by approving this Appendix E, the Agreement and the transactions contemplated hereby and thereby at the Shareholders Meeting that the terms of this Appendix E shall be binding upon any successor or assignee of such Contracting Party’s shares or other equity interests in AHS India and any other Selling Party.

[Remainder of Page Intentionally Left Blank]

Exhibit I
Contracting Parties
[___]**

Exhibit II
Terms Regarding Acquisition of Acquired Assets

1.	The base Purchase Price shall be calculated as set forth in Appendix E.

2.
Post-closing, the Closing Purchase Price will be adjusted for any wrong estimates of closing additions or deductions to the Purchase Price based on seller-prepared post-closing calculations with customary access rights for Athena to audit such calculations, and with a customary arbitration regarding purchase price adjustment if needed.

3.	Indemnity Escrow: [___]**.

4.	Cap on non-fundamental reps and warranties: [___]**.

5.
Cap on fundamental reps and warranties and covenants (authority, tax, ERISA (and equivalent laws in other jurisdictions), organization, broker fees, and no conflicts) at the Purchase Price. No cap in the event of fraud or intentional misrepresentation.

6.	$[___]** minimum loss amount (up to the amount of the deductible) and [___]** deductible with full materiality scrape (i.e., for both breach and loss determination).

7.
Survival of 18 months on reps and warranties other than fundamental reps and warranties. Fundamental reps and warranties shall survive until 90 days after the applicable statute of limitations expires.

8.
Working capital to be calculated based on accounting methodologies in most recent audited financials of AHS India to the extent not inconsistent with United States GAAP. If the parties are unable to agree on the working capital target, then they shall promptly thereafter cause an outside accounting firm mutually agreeable to the parties to make such determination in accordance with the terms herein.

9.	Market reps and warranties (for a transaction of this nature) from Buying Parties and Selling Parties.

10.
Releases to be provided to Buying Parties from all Selling Parties in each case, for any claim or liability, known or unknown, mature or not, asserted or not, under any theory of law in connection with the acquisition, the holding of any security of any Selling Party and other customary releases, subject to customary carve-outs, including the Selling Parties’ respective obligations under the PA and ancillary agreements. There will be no 10(b)(5) rep by any party.

11.	Buying Parties shall have the right to specific performance to enforce the terms of the PA.

12.
Selling Parties and Buying Parties to use their respective best efforts to close acquisition within six months from the date of delivery of the Exercise Notice, subject to Buying Parties right to terminate the negotiations or PA at any time in accordance with Appendix E.

13.
At the time of execution of the PA, employees holding the positions listed on Exhibit III and such other employees then deemed as key employees, as mutually agreed upon by the Selling Party and the Buying Party will enter into employment arrangements with a Buying Party designated by Athena effective at the closing.

14.	Athena’s counsel to prepare initial draft of PA and all related documents.

Exhibit III
Key Employees

1.    Athena Account Delivery Lead

2.    Each Athena Functional Delivery Lead

3.    Each Site Lead that spends the majority of his/her working time on services provided to Athena